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                                  EXHIBIT (2-1)



           Stock and Asset Purchase Agreement for Clairol Incorporated


The exhibits referenced at the end of the Table of Contents will be furnished to the Commission upon request.


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                                                                  CONFORMED COPY

                       STOCK AND ASSET PURCHASE AGREEMENT

                                     between

                          BRISTOL-MYERS SQUIBB COMPANY

                                       and

                          THE PROCTER & GAMBLE COMPANY

                            Dated as of May 20, 2001

                          SALE OF CLAIROL INCORPORATED

                                       and

                            RELATED STOCK AND ASSETS









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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

                                    ARTICLE I

           Purchase and Sale of the Clairol Shares, the International
                         Shares and the Acquired Assets

SECTION 1.01.  Purchase and Sale of the Clairol Shares, the
               International Shares and the
               Acquired Assets .............................................2
SECTION 1.02.  Assumption of the Assumed Liabilities .......................4
SECTION 1.03.  Consents of Third Parties ...................................4

                                   ARTICLE II

                       Closing; Purchase Price Adjustment

SECTION 2.01.  Closing .....................................................5
SECTION 2.02.  Purchase Price Adjustment ...................................7

                                   ARTICLE III

                              Conditions to Closing

SECTION 3.01.  Buyer's Obligation ..........................................12
SECTION 3.02.  Seller's Obligation .........................................14
SECTION 3.03.  Frustration of Closing Conditions ...........................16

                                   ARTICLE IV

                    Representations and Warranties of Seller

SECTION 4.01.  Authority ...................................................16
SECTION 4.02.  No Conflicts; Consents ......................................17
SECTION 4.03.  The Clairol Shares and the International
               Shares ......................................................18
SECTION 4.04.  Organization and Standing; Books and Records ................19
SECTION 4.05.  Capital Stock of the Company ................................19
SECTION 4.06.  Clairol Subsidiaries; Equity Interests ......................20
SECTION 4.07.  Financial Statements ........................................21
SECTION 4.08.  Taxes .......................................................22
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SECTION 4.09.  Assets Other than Real Property Interests ...................24
SECTION 4.10.  Title to Real Property ......................................24
SECTION 4.11.  Intellectual Property .......................................25
SECTION 4.12.  Contracts ...................................................27
SECTION 4.13.  Litigation ..................................................33
SECTION 4.14.  Benefit Plans ...............................................34
SECTION 4.15.  Absence of Changes or Events ................................37
SECTION 4.16.  Compliance with Applicable Laws .............................37
SECTION 4.17.  Employee and Labor Matters ..................................39
SECTION 4.18.  Limitations on Representations and
               Warranties ..................................................40

                                    ARTICLE V

                               Covenants of Seller

SECTION 5.01.  Access ......................................................41
SECTION 5.02.  Ordinary Conduct ............................................41
SECTION 5.03.  Insurance ...................................................44
SECTION 5.04.  No Use of Clairol Names .....................................44
SECTION 5.05.  Intercompany Accounts .......................................45

                                   ARTICLE VI

                     Representations and Warranties of Buyer

SECTION 6.01.  Authority ...................................................45
SECTION 6.02.  No Conflicts; Consents ......................................45
SECTION 6.03.  Securities Act ..............................................46
SECTION 6.04.  Actions and Proceedings, etc. ...............................47
SECTION 6.05.  Availability of Funds .......................................47

                                   ARTICLE VII

                               Covenants of Buyer

SECTION 7.01.  Confidentiality .............................................47
SECTION 7.02.  No Additional Representations ...............................48
SECTION 7.03.  No Use of Certain Names .....................................48
SECTION 7.04.  Buyer Activity on Closing Date ..............................49
SECTION 7.05.  Securities Act ..............................................49
SECTION 7.06.  Guarantees ..................................................49
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                                  ARTICLE VIII

                                Mutual Covenants

SECTION 8.01.  Consents ....................................................50
SECTION 8.02.  Cooperation .................................................50
SECTION 8.03.  Publicity ...................................................51
SECTION 8.04.  Best Efforts ................................................51
SECTION 8.05.  Antitrust Notification and Other Regulatory
               Filings .....................................................52
SECTION 8.06.  Records .....................................................53
SECTION 8.07.  Support Services ............................................54
SECTION 8.08.  Collection of Receivables; Forwarding of
               Payments ....................................................54
SECTION 8.09   Advisory Committees .........................................54
SECTION 8.10.  Transitional Relabeling Services ............................55

                                   ARTICLE IX

                          Employee and Related Matters

SECTION 9.01.  Employee Matters ............................................55
SECTION 9.02.  Bargaining Unit Employees ...................................56
SECTION 9.03.  Continuity of Employment ....................................57
SECTION 9.04.  Pension Plan ................................................58
SECTION 9.05.  Savings and Investment Plan .................................59
SECTION 9.06.  Non-Qualified Plans .........................................59
SECTION 9.07.  Welfare Benefit Plans .......................................60
SECTION 9.08.  Severance ...................................................62
SECTION 9.09.  Vacation Benefits ...........................................62
SECTION 9.10.  Relocation Benefits .........................................62
SECTION 9.11.  Expatriates .................................................63
SECTION 9.12.  Other Agreements and Benefits ...............................63
SECTION 9.13.  Annual Bonuses ..............................................63
SECTION 9.14.  Retention Bonus Arrangements ................................63
SECTION 9.15.  International Pension and Savings Plans .....................64

                                    ARTICLE X

                               Further Assurances

SECTION 10.01.  Further Assurances .........................................64






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                                   ARTICLE XI

                                 Indemnification

SECTION 11.01.  Tax Indemnification ......................................64
SECTION 11.02.  Other Indemnification by Seller ..........................66
SECTION 11.03.  Other Indemnification by Buyer ...........................67
SECTION 11.04.  Limitations on Liability; Cooperation ....................67
SECTION 11.05.  Losses Net of Insurance, etc. ............................68
SECTION 11.06.  Termination of Indemnification ...........................69
SECTION 11.07.  Procedures Relating to Indemnification for
                Third Party Claims .......................................69
SECTION 11.08.  Procedures Related to Indemnification for
                Other Claims (Other than Tax Claims under
                Section 11.01) ...........................................71
SECTION 11.09.  Procedures Relating to Indemnification
                of Tax Claims ............................................71

                                   ARTICLE XII

                                   Tax Matters

SECTION 12.01.  Responsibility for Preparation and Filing
                of Tax Returns and Amendment .............................72
SECTION 12.02.  Cooperation ..............................................73
SECTION 12.03.  Refunds and Credits ......................................74
SECTION 12.04.  Section 338(h)(10) .......................................75
SECTION 12.05.  Purchase Price Allocations ...............................76
SECTION 12.06.  Transfer Taxes ...........................................76
SECTION 12.07.  FIRPTA Certificate .......................................77
SECTION 12.08.  Buyer Activity Post-Closing ..............................77

                                  ARTICLE XIII

                                   Termination

SECTION 13.01.  Termination ..............................................77
SECTION 13.02.  Return of Confidential Information .......................78
SECTION 13.03.  Consequences of Termination ..............................78
SECTION 13.04.  Payment ..................................................79







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                                   ARTICLE XIV

                           Survival of Representations

SECTION 14.01.  Survival of Representations ..............................79

                                   ARTICLE XV

                                  Miscellaneous

SECTION 15.01.  Assignment ...............................................79
SECTION 15.02.  No Third-Party Beneficiaries .............................80
SECTION 15.03.  Expenses .................................................80
SECTION 15.04.  Attorney Fees ............................................80
SECTION 15.05.  Amendments ...............................................80
SECTION 15.06.  Notices ..................................................80
SECTION 15.07.  Interpretation; Exhibits and the Seller
                Disclosure Schedule; Definitions .........................81
SECTION 15.08.  Counterparts .............................................89
SECTION 15.09.  Entire Agreement .........................................89
SECTION 15.10.  Broker and Finder Fees ...................................89
SECTION 15.11.  Severability .............................................90
SECTION 15.12.  Bulk Transfer Laws .......................................90
SECTION 15.13.  Consent to Jurisdiction ..................................90
SECTION 15.14.  Waiver of Jury Trial .....................................91
SECTION 15.15.  GOVERNING LAW ............................................91

EXHIBIT A       International Stock Selling Entities and
                International Subsidiaries

EXHIBIT B-1     U.S. Asset Selling Entities

EXHIBIT B-2     International Asset Selling Entities

EXHIBIT C       Form of International Stock Purchase Agreement

EXHIBIT D       Form of International Asset Purchase Agreement

EXHIBIT E       Allocations

EXHIBIT F-1     CMO Acquired Assets

EXHIBIT F-2     CMO Excluded Assets




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EXHIBIT G-1     CMO Assumed Liabilities

EXHIBIT G-2     CMO Excluded Liabilities

EXHIBIT H-1     International Acquired Assets

EXHIBIT H-2     International Excluded Assets

EXHIBIT I-1     International Assumed Liabilities

EXHIBIT I-2     International Excluded Liabilities

EXHIBIT J-1     Other U.S. Acquired Assets

EXHIBIT J-2     Other U.S. Excluded Assets

EXHIBIT K-1     Other U.S. Assumed Liabilities

EXHIBIT K-2     Other U.S. Excluded Liabilities

EXHIBIT L-1     CMO Transitional Services Agreement

EXHIBIT L-2     GBS Transitional Service Agreement

EXHIBIT L-3     International Transitional Services Agreement

EXHIBIT L-4     Information Management Agreement

EXHIBIT M       Employee Benefits

EXHIBIT N       Clairol Enhanced Severance/Retention Program

APPENDIX A      International Pension and Savings Plans

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                                                                  CONFORMED COPY

                           STOCK AND ASSET PURCHASE AGREEMENT dated as of May
                  20, 2001 (this "AGREEMENT"), between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("SELLER"), and THE PROCTER & GAMBLE COMPANY, an Ohio corporation ("BUYER").

         Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, all the issued and outstanding shares of Common Stock, par value $10 per share (the "CLAIROL SHARES"), of Clairol Incorporated, a Delaware corporation and wholly owned subsidiary of Seller (the "COMPANY")

         Buyer also desires to purchase from the subsidiaries of Seller set forth under the relevant caption in Exhibit A (each, an "INTERNATIONAL STOCK SELLING ENTITY"), and Seller desires to cause the International Stock Selling Entities to sell to Buyer and its designated Buyer Subsidiaries, all the issued and outstanding capital stock owned by Seller and its subsidiaries (the "INTERNATIONAL SHARES") of each of the subsidiaries of Seller set forth under the relevant caption in Exhibit A attached hereto (each, an "INTERNATIONAL CLAIROL SUBSIDIARY").

          Seller's customer management organization in the United States (the "CMO") distributes and sells products of the Company, together with products of other businesses of Seller and its Affiliates. Buyer and Seller desire that Buyer acquire all Seller's CMO business and operations and that, following such acquisition, Buyer provide certain transitional distribution and sales services to Seller and its Affiliates as contemplated by the CMO Transitional Services Agreement. Accordingly, Buyer desires to acquire from Seller, and Seller desires to sell to Buyer, the CMO Acquired Assets. Buyer desires to assume, and Seller desires to assign, the CMO Assumed Liabilities.

          Seller and certain of its subsidiaries set forth in Exhibit B-1 (each, a "U.S. ASSET SELLING ENTITY") hold certain assets of, and provide certain services to, the Acquired Business. Buyer and Seller desire that Buyer acquire such assets and certain other assets related to the provision of such services and assume certain liabilities related thereto. Accordingly, Buyer desires to acquire from Seller and the U.S. Asset Selling Entities, and Seller and the U.S. Asset Selling

         Entities desire to sell to Buyer, the Other U.S. Acquired Assets. Buyer desires to assume, and Seller and the U.S. Asset Selling Entities desire to assign, the Other U.S. Assumed Liabilities.

         Seller and certain of its subsidiaries set forth in Exhibit B-2 (each, an "INTERNATIONAL ASSET SELLING ENTITY") manufacture, market, distribute or sell the products of the Acquired Business (other than the CMO) or otherwise have assets or liabilities of the Acquired Business (other than the CMO) in each of the corresponding countries set forth in Exhibit B-2. Buyer desires to acquire, or to cause its designated Buyer Subsidiaries to acquire, from Seller and the Asset Selling Entities, and Seller desires to transfer, and to cause the Asset Selling Entities to transfer, to Buyer and its designated Buyer Subsidiaries, the International Acquired Assets. Buyer desires to assume, and Seller desires to assign, the International Assumed Liabilities.

         Buyer desires to hire certain employees associated with the Acquired Business, as set forth in this Agreement and the Other Transaction Documents.

         Section 15.07(c) identifies the Sections of this Agreement in which capitalized terms used in this Agreement are defined.

         Accordingly, Seller and Buyer hereby agree as follows:

                                    ARTICLE I

           PURCHASE AND SALE OF THE CLAIROL SHARES, THE INTERNATIONAL
                         SHARES AND THE ACQUIRED ASSETS

         SECTION 1.01. PURCHASE AND SALE OF THE CLAIROL SHARES, THE
INTERNATIONAL SHARES AND THE ACQUIRED ASSETS. (a) On the terms and subject to the conditions set forth in this Agreement, (i) Seller will sell, transfer and deliver to Buyer, and Buyer will purchase from Seller, the Clairol Shares, (ii) Seller will cause the International Stock Selling Entities to sell, transfer and deliver to Buyer or its designated Buyer Subsidiaries, and Buyer will purchase or cause such Buyer Subsidiaries to purchase from the International Stock
Selling Entities, the International Shares, (iii) Seller will, and will cause the U.S. Asset
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                                                                               3

Selling Entities to, sell, convey, transfer, assign and deliver to Buyer or its designated Buyer Subsidiaries, and Buyer will purchase or cause such Buyer Subsidiaries to purchase from Seller and the U.S. Asset Selling Entities, the U.S. Acquired Assets and (iv) Seller will, and will cause the International Asset Selling Entities to, sell, convey, transfer, assign and deliver to Buyer or its designated Buyer Subsidiaries, and Buyer will purchase or cause such Buyer Subsidiaries, to purchase from the International Asset Selling Entities, the International Acquired Assets, for (A) an aggregate purchase price equal to $4.95 billion (the "PURCHASE PRICE") together with, if the Closing shall occur after the Six Month Anniversary, interest on the Purchase Price accrued from the Six Month Anniversary to the Closing Date at the Prime Rate, payable and subject to adjustment as set forth in Article II, and (B) the assumption of the Assumed Liabilities. The purchase and sale of the Clairol Shares, the International Shares, the U.S. Acquired Assets and the International Acquired Assets and the assumption of the Assumed Liabilities is referred to in this Agreement, collectively, as the "TRANSACTION".

         (b) The purchase and sale of the International Shares with respect to each International Clairol Subsidiary will be effected pursuant to short-form stock purchase agreements (each, an "INTERNATIONAL STOCK PURCHASE AGREEMENT") in substantially the same form as the form of International Stock Purchase Agreement attached as Exhibit C to this Agreement, except (as Buyer and Seller shall reasonably agree) for (i) the deletion of provisions which are inapplicable to such International Clairol Subsidiary, (ii) such changes as may be necessary to satisfy the requirements of applicable local law, (iii) such changes as may be reasonably agreed upon by Seller and Buyer regarding employees and employee benefits matters in order to adapt such agreement to the particular circumstances of the relevant International Clairol Subsidiary and country or countries in which it operates, provided that such changes shall be consistent with the principles underlying the corresponding provisions of this Agreement and (iv) such other changes as may be agreed by Seller and Buyer.

         (c) The transfer of each International Business Unit (including the International Acquired Assets and International Assumed Liabilities) will be effected pursuant to short-form asset purchase agreements (the "INTERNATIONAL ASSET PURCHASE AGREEMENTS") on a country-by-country basis. Each International Asset Purchase Agreement shall be in substantially the same form as the form of International Asset Purchase Agreement attached as Exhibit D, except (as Buyer and Seller shall reasonably agree) for (i) the deletion of provisions which are inapplicable to such International Business Unit, (ii) such changes as may be necessary to satisfy the requirements of applicable local law, (iii) such changes as may be reasonably agreed upon by Seller and Buyer regarding employees and employee benefits matters in order to adapt such agreement to the particular circumstances of the relevant International Business Unit and country, provided that such changes shall be consistent with the terms and conditions of, and principles underlying, the corresponding provisions of this Agreement, and (iv) such other changes as may be agreed by Seller and Buyer.

         (d) Buyer and Seller agree to allocate a portion of the Purchase Price (as adjusted pursuant to Section 2.02) to the International Shares and the Acquired Assets in accordance with Exhibit E, and the remainder of the Purchase Price (as adjusted pursuant to Section 2.02) to the Clairol Shares, in each case in accordance with Section 12.05. Buyer and Seller shall further agree on the allocation of the Purchase Price (as adjusted pursuant to Section 2.02) with respect to the Acquired Assets on a country-by-country or asset-by-asset basis. A proposed Exhibit E shall be prepared by Seller and delivered to Buyer not later than 30 days prior to Closing and Buyer and Seller shall reach agreement on a final Exhibit E no later than 120 days after the Closing Date. If Buyer and Seller are unable to reach agreement on a final Exhibit E by the end of such 120-day period, either party may refer any items of disagreement to the Accounting Firm for resolution within 45 days of the receipt of such submission using procedures comparable to those provided in Section 2.02(a)(iii).

         SECTION 1.02. ASSUMPTION OF THE ASSUMED LIABILITIES. On the terms and subject to the conditions of this Agreement, Buyer shall, on the Closing Date, assume and shall pay, honor, perform and discharge (or cause to be assumed, paid, honored, performed and discharged) when due all the U.S. Assumed Liabilities and the International Assumed Liabilities (collectively, the "ASSUMED LIABILITIES").

         SECTION 1.03. CONSENTS OF THIRD PARTIES. (a) Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights of Seller or the Seller Entities or, upon transfer, Buyer or its designated Buyer Subsidiary under such asset. If any transfer or assignment by Seller or any Seller Entity to, or any assumption by Buyer or its designated Buyer Subsidiary of, any interest in, or liability, obligation or commitment under, any asset requires the consent of a third party, then such assignment or assumption shall be made subject to such consent being obtained.

           (b) If any such consent is not obtained prior to the Closing, Seller and the Seller Entities, on the one hand, and Buyer and the Buyer Subsidiaries, on the other hand, shall cooperate (at their own expense) in any lawful and commercially reasonable arrangement reasonably proposed by Buyer under which (i) Buyer or its designated Buyer Subsidiary shall obtain (without infringing upon the legal rights of such third party or outside party or violating any Applicable Law) the economic claims, rights and benefits (net of the amount of any related Tax costs imposed on Seller and its Affiliates) under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement, and (ii) Buyer shall assume any related economic burden (including the amount of any related Tax costs imposed on Seller and its Affiliates) with respect to the asset, claim or right with respect to which the consent has not been obtained (including any related Assumed Liability).

                                   ARTICLE II

                       CLOSING; PURCHASE PRICE ADJUSTMENT

         SECTION 2.01. CLOSING. (a) Each of the Buyer and Seller are obligated to consummate the closing (the "CLOSING") of the Transaction on the earlier of
(i) the second business day after the first date on which all the conditions to the Closing set forth in Article III shall have been satisfied and (ii) the Twelve Month Anniversary; PROVIDED, HOWEVER, that if on the Twelve Month Anniversary, (x) any of the conditions set forth in Section 3.01 (other than the conditions set forth in Sections 3.01(b) and (c)) shall not have been satisfied (or waived in writing by Buyer), (y) any of the conditions set forth in Section
3.02 shall not have been satisfied (or waived in writing by Seller) or (z) any statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other similar legal restraint or prohibition or other order enacted, entered, promulgated, enforced or issued by any U.S. Governmental Entity shall be in effect that prevents the purchase and sale of the Clairol Shares, then the Closing shall occur no later than the second business day after the satisfaction of such conditions or the termination of such restraint or prohibition, as applicable. The Closing shall be held on the Closing Date at 10:00 a.m. at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date."

         (b) At the Closing, Buyer shall deliver to Seller, by wire transfer to a bank account designated in writing by Seller at least two business days prior to the Closing Date, immediately available funds in an amount equal to the sum of (i) the Purchase Price plus or minus (ii) an estimate, prepared by Seller and delivered to Buyer at least two business days prior to the Closing Date, of any adjustment to the Purchase Price under Section 2.02(b) plus (iii) any interest payable to Seller pursuant to Section 1.01(a). The Purchase Price plus or minus such estimate of any such adjustment under Section 2.02(b) is hereinafter called the "CLOSING DATE AMOUNT".

         (c) Seller shall deliver or cause to be delivered to Buyer certificates representing the Clairol Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed.

         (d) Seller (acting as agent for the International Stock Selling Entities) shall deliver or cause to be delivered to Buyer or its designated Buyer Subsidiary with respect to each International Clairol Subsidiary (i) certificates representing the International Shares for such International Clairol Subsidiary, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer, with appropriate transfer stamps, if any, affixed, or other appropriate instruments sufficient to evidence the transfer of the International Shares under the Applicable Laws of the relevant jurisdiction, and (ii) an appropriately executed International Stock Purchase Agreement for each such International Clairol Subsidiary. Buyer shall deliver, or cause its designated Buyer Subsidiary to deliver, to Seller

(acting as agent for the International Stock Selling Entities) an appropriately executed International Stock Purchase Agreement for each International Clairol Subsidiary.

         (e)(i) Seller (acting for itself and as agent for the Asset Selling Entities) shall deliver or cause to be delivered to Buyer or its designated Buyer Subsidiary such appropriately executed instruments of sale, assignment, transfer and conveyance (including its counterpart signature page to each applicable International Asset Purchase Agreement) in form and substance reasonably satisfactory to Buyer and Seller and their respective counsel evidencing and effecting the sale, assignment, and transfer to Buyer or designated Buyer Subsidiaries of the U.S. Acquired Assets and the International Acquired Assets (collectively, the "ACQUIRED ASSETS") (it being understood that such instruments shall not require the Seller or, as the case may be, the Asset Selling Entities to make any additional representations, warranties or covenants, expressed or implied, not contained in this Agreement) and (ii) Buyer shall deliver or cause to be delivered by its applicable Buyer Subsidiaries to Seller appropriately executed counterparts to such instruments of sale, assignment, transfer and conveyance (including its counterpart signature page to each applicable International Asset Purchase Agreement), and appropriately executed instruments of assumption (it being understood that such instruments described above shall not require Buyer or, as the case may be, Buyer Subsidiaries, to make any additional representations, warranties or covenants, expressed or implied, or assume any additional liabilities, expressed or implied, not contained in this Agreement) by Buyer or its applicable Buyer Subsidiaries of the Assumed Liabilities, in form and substance reasonably satisfactory to Buyer, Seller and their respective counsel. The documents and instruments referred to in Section 2.01(c), (d) and (e), together with the International Stock Purchase Agreements and the International Asset Purchase Agreements, are collectively referred to herein as the "TRANSFER DOCUMENTS".

         SECTION 2.02. PURCHASE PRICE ADJUSTMENT. (a) (i) Within 90 days after the Closing Date, Buyer shall prepare and deliver to Seller a statement (the "WORKING CAPITAL STATEMENT"), setting forth Working Capital as of the close of business on the Closing Date ("CLOSING WORKING CAPITAL"). The Working Capital Statement is hereinafter sometimes referred to as the "STATEMENT". The Statement shall be accompanied by a certificate of Buyer stating that the Statement has been prepared in compliance with the applicable requirements of this Section 2.02.

         (ii) The Statement shall become final and binding on the parties on the sixtieth day following receipt thereof by the Seller, unless Seller gives written notice of its disagreement with the Statement (a "NOTICE OF DISAGREEMENT") to Buyer prior to such date. Any Notice of Disagreement shall (A) specify in reasonable detail the nature of any disagreement so asserted and (B) only include disagreements based on mathematical errors or based on Closing Working Capital not being calculated in accordance with this Section 2.02. If a Notice of Disagreement is received by Buyer in a timely manner, then the Statement (as revised in accordance with clause (1) or (2) below) shall become final and binding upon Seller and Buyer, on the earlier of (1) the date Seller and Buyer resolve in writing any differences they have with respect to the matters specified in such Notice of Disagreement and (2) the date all disputed matters specified in such Notice of Disagreement are finally resolved in writing by the Accounting Firm.

         (iii) During the 60-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to the matters specified in such Notice of Disagreement. At the end of such 60-day period, Seller and Buyer shall submit to an internationally recognized independent accounting firm mutually agreed upon by Seller and Buyer (the "ACCOUNTING FIRM") for review and resolution of any and all matters which remain in dispute and which were properly included in such Notice of Disagreement. The scope of the Accounting Firm's review shall be limited to only those matters which remain in dispute and which were properly included in such Notice of Disagreement. Seller and Buyer shall use reasonable efforts to cause the Accounting Firm to render a decision resolving the matters submitted to the Accounting Firm within 45 days of the receipt of such submission. Seller and Buyer agree that judgment may be entered upon the determination of the Accounting Firm in any court having jurisdiction over the party against which such determination is to be enforced. The Accounting Firm's determination shall be accompanied by a certificate of the Accounting Firm that it reached its decision in accordance with the provisions of this Section 2.02(a). The cost of any arbitration (including the fees and expenses of the Accounting Firm) with respect to any Notice of Disagreement pursuant to this Section 2.02(a) shall be borne by Buyer and Seller in inverse proportion as they may prevail on matters resolved by the Accounting Firm with respect to such Notice of Disagreement, which proportionate allocation also shall be determined by the Accounting Firm at the time the determination of the Accounting Firm is rendered on the merits of the matter submitted.

           (b) (i) The Purchase Price shall be increased by the amount by which Closing Working Capital exceeds $164,900,000 (the "W.C. AMOUNT"), and the Purchase Price shall be decreased by the amount by which Closing Working Capital is less than the W.C. Amount (the Purchase Price as so increased or decreased shall hereinafter be referred to as the "ADJUSTED CLOSING DATE AMOUNT"). If the Closing Date Amount is less than the Adjusted Closing Date Amount, Buyer shall, and if the Closing Date Amount is greater than the Adjusted Closing Date Amount, Seller shall, within 10 business days after the Working Capital Statement becomes final and binding on the parties, make payment by wire transfer in immediately available funds of the amount of such difference, together with interest thereon accrued from the Closing Date to the date of payment at the Prime Rate. Notwithstanding the foregoing provisions of this Section 2.02(b), no adjustment to the Purchase Price pursuant to this Section 2.02(b) shall be made unless such adjustment (whether an increase or a decrease) would exceed $12,500,000, and if the adjustment would exceed such amount, then the full amount of the adjustment shall be made.

           (ii) The term "WORKING CAPITAL" shall mean Current Assets minus Current Liabilities. The W.C. Amount equals Working Capital on December 31, 2000, as reflected in the Clairol Balance Sheet, the Boclaro Working Capital Statement and the CMO Working Capital Statement, and shall not be subject to change regardless of whether the items included therein were in accordance with generally accepted accounting principles or the Seller Accounting Policies. The term "CURRENT ASSETS" shall mean the combined net account receivables, net inventory and prepaid and other current assets of the Acquired Business, all calculated (A) in accordance with the Bristol-Myers Squibb Company Accounting Policies and Procedures previously delivered to Buyer and in effect as of December 31, 2000, (B) to give effect to the requirements of Emerging Issues Task Force Issue No. 00-14 "ACCOUNTING FOR CERTAIN SALES INCENTIVES" and (C) otherwise in conformity with the basis of presentation described in the notes to the Financial Statements (clauses (A), (B) and (C), collectively, the "SELLER ACCOUNTING POLICIES"). The term "CURRENT LIABILITIES" shall mean the sum of (x) combined accounts payable and accrued liabilities of the Acquired Business (other than the CMO) and (y)(1) the sum of 50% of combined accounts payable and accrued liabilities of the CMO other than brokers' commissions and
(2) all brokers' commissions related to Clairol included in combined accounts payable of the CMO, all calculated in accordance with the Seller Accounting Policies. For the avoidance of doubt, current assets and current liabilities relating to cash and cash equivalents, Taxes, deferred Tax assets and deferred Tax liabilities, intercompany transactions, any other Excluded Assets and any other Excluded Liabilities are not included in the Clairol Balance Sheet, the Boclaro Working Capital Statement or the CMO Working Capital Statement shall not be taken into account in determining Working Capital. Items for which Buyer and its Affiliates (including the Clairol Entities and any Buyer Subsidiaries that acquire Acquired Assets or assume Assumed Liabilities) are indemnified by Seller pursuant to Article XI shall not be taken into account in determining Working Capital. The parties agree that the adjustment contemplated by Section 2.02(b) is intended to show the change in Working Capital from December 31, 2000, to the Closing Date and that such change can only be measured if the calculation is done in the same way, using the Seller Accounting Policies at both dates.

           (c) The scope of the disputes to be resolved by the Accounting Firm is limited to whether such calculations were done in accordance with Section 2.02(b), including whether the calculations were in compliance with Seller Accounting Policies and whether there were mathematical errors in the Statement, and the Accounting Firm is not to make any other determination, including any determination as to whether the Seller Accounting Policies are in accordance with GAAP or whether GAAP was followed for the Statement or as to whether the W.C. Amount is correct. Any items on or omissions from the Clairol Balance Sheet, the Boclaro Working Capital Statement or the CMO Working Capital Statement that are based upon errors of fact or mathematical errors or that are not in accordance with the Seller Accounting Policies shall be carried forward for purposes of calculating Closing Working Capital, as applicable.

           (d) Until the later to occur of (i) the date on which the Statement shall become final and binding on the parties pursuant to Section 2.02(a)(ii) and (ii) the date on which the Assumed Liabilities Statement (as defined in the CMO Transitional Services Agreement) shall become final and binding on the parties pursuant to Section 5.03 of the CMO Transitional Services Agreement, Buyer agrees that following the Closing it shall not take any actions with respect to the accounting books and records of Clairol on which the Statement is to be based that are not consistent with the Acquired Business' past practices except to the extent that such changes are, in the written opinion of outside counsel, necessary to comply with Applicable Law. Without limiting the generality of the foregoing, no changes shall be made during such period in any reserve or other account existing as of December 31, 2000, except as a result of events occurring after December 31, 2000 and, in such event, only in a manner consistent with past practices.

           (e) Until the later to occur of (i) the date on which the Statement shall become final and binding on the parties pursuant to Section 2.02(a)(ii) and (ii) the date on which the Assumed Liabilities Statement (as defined in the CMO Transitional Services Agreement) shall become final and binding on the parties pursuant to Section 5.03 of the CMO Transitional Services Agreement, Buyer agrees that following the Closing it shall, and shall cause the Acquired Business (including the Clairol Entities and any Buyer Subsidiaries that acquire Acquired Assets or assume Assumed Liabilities) to, afford to Seller and any accountants, counsel or financial advisors retained by Seller in connection with any adjustment to the Purchase Price contemplated by this Section 2.02 and the calculation of each of the BMS Division's Allocable Portion of the CMO Accounts Payable and Accrued Liabilities reasonable access upon reasonable notice during normal business hours to the properties, books, contracts, personnel and records of the Acquired Business (including the Clairol Entities and any Buyer Subsidiaries that acquire Acquired Assets or assume Assumed Liabilities) and Buyer's and its accountant's work papers relating to the Statement and the Assumed Liabilities Statement relevant to the adjustment contemplated by this
Section 2.02 and the calculation of each of the BMS Division's Allocable Portion of the CMO Accounts Payable and Accrued Liabilities and shall provide Seller upon Seller's reasonable request and at Seller's expense, with copies of any such books, contracts and records, including Buyer's and its accountants, work papers relating to the Statement.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

          SECTION 3.01. BUYER'S OBLIGATION. The obligation of Buyer to purchase and pay for the Clairol Shares, the International Shares and the Acquired Assets and to assume the Assumed Liabilities is subject to the satisfaction (or written waiver by Buyer) as of the Closing of the following conditions:

          (a) (i) The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date) and (ii) the representations and warranties of Seller made in Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.10, 4.11
     and 4.14 shall be true and correct in all material respects as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), in each case in clauses (i) and (ii) except for breaches as to matters that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing; PROVIDED, HOWEVER, that for purposes of this condition each of the covenants in Section 5.02 with respect to the conduct by Seller of the Acquired Business from the date hereof to the Closing that are qualified by references to the phrase "consistent with past practice" shall be read as if such phrase were deleted from such covenants. Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

           (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "GOVERNMENTAL ENTITY"), or other legal restraint or prohibition shall be in effect preventing (i) the purchase and sale of the Clairol Shares or (ii) prior to the Twelve Month Anniversary, the purchase or sale of any portion of the International Shares or any portion of the Acquired Assets or the assumption of any portion of the Assumed Liabilities, to the extent the exclusion of such portion of the International Shares, Acquired Assets or Assumed Liabilities would be reasonably likely to have a Material Adverse Effect.

          (c) (i) The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT"), the Mexican Federal Economic Competition Law (the "MEXICAN MERGER REGULATION") and Section 123 of the Competition Act (Canada) (the "CANADA COMPETITION ACT"), if applicable to the Transaction, shall have expired or been terminated and in Canada, Buyer shall have been advised in writing, in a form and upon terms reasonably satisfactory to Buyer, that the Commissioner of Competition does not oppose the Transaction and will not make an application under Section 92 or any other section of the Competition Act in relation to the Transaction. Any consents, authorizations, orders, approvals, declarations and filings under the HSR Act, the Mexican Merger Regulation, the Canada Competition Act or any other applicable antitrust law, the absence of which would prohibit the consummation of (i) the purchase and sale of the Clairol Shares or (ii) the purchase and sale of any portion of the International Shares or any portion of the Acquired Assets, or the assumption of any portion of the Assumed Liabilities, to the extent the exclusion of such portion of the International Shares, Acquired Assets or Assumed Liabilities would be reasonably likely to have a Material Adverse Effect, shall have been made or obtained.

          (ii) The Office of Fair Trading shall have indicated, in terms and a form reasonably satisfactory to Buyer, that it is not the intention of the Secretary of the State for Trade and Industry to refer the proposed acquisition of the Clairol Shares, the International Shares and the Acquired Assets and the assumption of the

     Assumed Liabilities, or any matter arising therefrom, to the Competition Commission; and/or if the Secretary of the State for Trade and Industry makes a reference to the Competition Commission, either:

              (A) the Competition Commission has concluded, in terms and a form reasonably satisfactory to Buyer, that neither the acquisition of the Clairol Shares, the International Shares and the Acquired Assets and the assumption of the Assumed Liabilities, nor any matter arising therefrom, may be expected to operate against the public interest; and/or

               (B) the Secretary of the State for Trade and Industry allowing the acquisition of the Clairol Shares, the International Shares and the Acquired Assets and the assumption of the Assumed Liabilities to proceed on terms reasonably satisfactory to the Buyer.

          Notwithstanding anything else to the contrary herein, on and after the Twelve Month Anniversary of the date of this Agreement, the conditions set forth in Section 3.01(b)(ii) and Section 3.01(c) shall cease to be conditions to Buyer's obligation to purchase and pay for the Clairol Shares, the International Shares and the Acquired Assets and to assume the Assumed Liabilities.

          (d) Seller shall have executed and delivered, or shall have caused its Affiliates named as parties to any Transaction Document other than this Agreement (the "OTHER TRANSACTION DOCUMENTS") to execute and deliver, the Other Transaction Documents.

          SECTION 3.02. SELLER'S OBLIGATION. The obligation of Seller to sell and deliver the Clairol Shares, the International Shares, the Acquired Assets and the Assumed Liabilities to Buyer is subject to the satisfaction (or written waiver by Seller) as of the Closing of the following conditions:

           (a) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects, as of the date hereof and as of the time of the Closing as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), in each case except for breaches as to matters that, individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing. Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

          (b) No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition shall be in effect preventing (i) the purchase and sale of the Clairol Shares or (ii) the purchase and sale of any portion of the International Shares material, individually or in the aggregate, to the Acquired Business or any portion of the Acquired Assets material, individually or in the aggregate, to the Acquired Business or the assumption of any portion of the Assumed Liabilities material, individually or in the aggregate, to the Acquired Business.

          (c) The waiting period under the HSR Act, the Mexican Merger Regulation and the Canada Competition Act and the merger control act in the United Kingdom or any other antitrust law, if applicable to the Transaction, shall have expired or been terminated. Any consents, authorizations, orders, approvals, declarations and filings under the HSR Act, the Mexican Merger Regulation, the Canada Competition Act or any other applicable antitrust law, the absence of which would prohibit the consummation of (i) the purchase of the Clairol Shares or (ii) the purchase and sale of any portion of the International Shares material, individually or in the aggregate, to the Acquired Business or any portion of the Acquired Assets material, individually or in the aggregate, to the Acquired Business or the assumption of any portion of the Assumed Liabilities material, individually or in the aggregate, to the Acquired Business, shall have been made or obtained.

           (d) Buyer shall have executed and delivered, or shall have caused its Affiliates named as parties to any Other Transaction Document to execute and deliver, the Other Transaction Documents.

           SECTION 3.03. FRUSTRATION OF CLOSING CONDITIONS. Neither Buyer nor Seller may rely on the failure of any condition set forth in Section 3.01 or 3.02, respectively, to be satisfied if such failure was caused by such party's failure to act in good faith or to use its best efforts to cause the Closing to occur, as required by Section 8.04.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Except as set forth in the Seller Disclosure Schedule attached hereto (the "SELLER DISCLOSURE SCHEDULE"), Seller hereby represents and warrants to Buyer with respect to Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.10, 4.11 and 4.14, as of the date hereof and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date) and with respect to all other representations and warranties, as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such earlier date), as follows:

           SECTION 4.01. AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into this Agreement. Each Seller Entity is a legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller and the Seller Entities have all requisite corporate power to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Seller and the Seller Entities to authorize the execution, delivery and performance of this Agreement, the Transfer Documents and the Transitional Services Agreements (collectively, the "TRANSACTION DOCUMENTS"), to the extent such persons are parties to such agreements, and the consummation of the transactions contemplated hereby and thereby have been, or in the case of the Seller Entities will have been by the Closing Date, duly and properly taken. This Agreement and each of the Other Transaction Documents has been, or in the case of the Other Transaction Documents will have been by the Closing Date, duly executed and delivered by Seller or the applicable Seller Entity or Seller Entities and constitutes a legal, valid and binding obligation of Seller or such Seller Entity or Seller Entities, enforceable against Seller or such Seller Entity or Seller Entities in accordance with its terms.

           SECTION 4.02. NO CONFLICTS; CONSENTS. (a) The execution and delivery of this Agreement by Seller do not, and the execution and delivery of the Other Transaction Documents by Seller or the Seller Entities, as applicable, will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or result in the creation of any liens, claims, encumbrances, security interests, options, charges or restrictions of any kind ("Liens") upon any of the properties or assets of the Clairol Entities or the Acquired Assets under, any provision of
(i) the Certificate of Incorporation or By-laws (or the comparable governing instruments) of Seller, any Seller Entity or any Clairol Entity, (ii) as of the date of this Agreement, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Seller, any Seller Entity or any Clairol Entity is a party (in the case of Seller or any Seller Entity, solely to the extent such note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement relates to the Acquired Business) or by which any of the properties or assets of any Clairol Entity or any Acquired Assets are bound or (iii) as of the date of this Agreement, any judgment, order or decree, or, subject to the matters referred to in clauses (i), (ii) and (iii) of paragraph (b) below, statute, law, ordinance, rule or regulation applicable to Seller, any Seller Entity or any Clairol Entity (in the case of Seller or any Seller Entity, solely to the extent such judgment, order, decree, statute, law, ordinance, rule or regulation relates to the Acquired Business) or the properties or assets of any Clairol Entity or any Acquired Assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

           (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Seller, any Seller Entity or any Clairol Entity in connection with the execution, delivery and performance of this Agreement, the Other Transaction Documents or the consummation of the transactions contemplated hereby or thereby other than (i) compliance with and filings under the HSR Act, the Mexican Merger Regulation, the Canada Competition Act, the merger control acts in the United Kingdom and Germany and the Irish Mergers Act, if applicable, (ii) those that may be required solely by reason of Buyer's or any Buyer Subsidiary's (as opposed to any other third party's) participation in the transactions contemplated hereby or by the Other Transaction Documents, (iii) those required to transfer environmental permits, and (iv) such consents, approvals, licenses, permits, orders, authorizations, registrations, declarations and filings the absence of which, or the failure to make or obtain which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

           SECTION 4.03. THE CLAIROL SHARES AND THE INTERNATIONAL SHARES. (a) Seller has good and valid title to the Clairol Shares, free and clear of any Liens. Assuming Buyer has the requisite power and authority to be the lawful owner of the Clairol Shares, upon delivery to Buyer at the Closing of certificates representing the Clairol Shares, duly endorsed by Seller for transfer to Buyer, and upon Seller's receipt of the Closing Date Amount (including any interest payable on the Purchase Price pursuant to Section 1.01(a)), good and valid title to the Clairol Shares will pass to Buyer, free and clear of any Liens, other than those arising from acts of Buyer or its Affiliates. Other than this Agreement, the Clairol Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, preemptive rights, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Clairol Shares.

           (b) Each International Stock Selling Entity has good and valid title to the International Shares corresponding to its applicable International Clairol Subsidiary, free and clear of any Liens. Assuming Buyer or its designated Buyer Subsidiary has the requisite power and authority to be the lawful owner of such International Shares, upon delivery to Buyer at the Closing of certificates representing such International Shares, duly endorsed by the applicable International Stock Selling Entity for transfer to Buyer or such Buyer Subsidiary, or other appropriate instruments sufficient to evidence the transfer of the International Shares under the Applicable Laws of the relevant jurisdiction, and upon Seller's receipt of the Closing Date Amount (including any interest payable on the Purchase Price pursuant to Section 1.01(a)), good and valid title to such International Shares will pass to Buyer or such Buyer Subsidiary, free and clear of any Liens, other than those arising from acts of Buyer or its Affiliates. Other than this Agreement, the International Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, preemptive rights, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the International Shares.

           SECTION 4.04. ORGANIZATION AND STANDING; BOOKS AND RECORDS. Each of the Company and each of the Clairol Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of the Company and each of the Clairol Subsidiaries has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Each of the Company and each of the Clairol Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except such jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. Seller has prior to the Closing Date delivered to Buyer true and complete copies of the organizational documents, each as amended to the date hereof, of the Company, and the Clairol Subsidiaries.

           SECTION 4.05. CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company consists of 200,000 shares of common stock, $10 par value per share. Of such 200,000 duly authorized shares, 100,000 shares (constituting the Clairol Shares) are validly issued and outstanding, fully paid and nonassessable. Seller is the record and beneficial owner of the Clairol Shares. Except for the Clairol Shares, there are no shares of capital stock or other equity securities of the Company outstanding. The Clairol Shares have not been issued in violation of, and are not subject to, any preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or By-laws of the Company, any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (a) pursuant to which Seller or the Company is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company or (b) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the Company. There are no equity securities of the Company reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote.

           SECTION 4.06. CLAIROL SUBSIDIARIES; EQUITY INTERESTS. (a) Section 4.06(a) of the Seller Disclosure Schedule lists, for each company that is a subsidiary of the Company as of the date of this Agreement (the "U.S. CLAIROL SUBSIDIARIES"), its jurisdiction of organization and its authorized and outstanding capital stock. All the outstanding shares of capital stock of each U.S. Clairol Subsidiary have been validly issued and are fully paid and nonassessable and are as of the date of this Agreement owned by the Company or by an Affiliate of the Company or by the Company and an Affiliate of the Company, free and clear of all Liens.

           (b) Section 4.06(b) of the Seller Disclosure Schedule lists, for each International Clairol Subsidiary, its jurisdiction of organization and its authorized and outstanding capital stock. All of the outstanding shares of capital stock of each International Clairol Subsidiary have been validly issued and are fully paid and nonassessable and, except as set forth in Section 4.06(b) of the Seller Disclosure Schedule, are as of the date of this Agreement owned by the applicable International Stock Selling Entity or International Stock Selling Entities, free and clear of all Liens.

           (c) None of the outstanding shares of capital stock of any U.S. Clairol Subsidiary or any International Clairol Subsidiary have been issued in violation of, and is subject to, any preemptive, subscription or similar rights under any provision of Applicable Law, the Certificate of Incorporation or By-laws of such Subsidiary, any contract, agreement or instrument to which such Subsidiary is subject, bound or a party or otherwise. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) (i) pursuant to which Seller, the applicable Clairol Subsidiary or any such Subsidiary is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of U.S. Clairol Subsidiaries or the International Clairol Subsidiaries or (ii) that give any person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of shares of capital stock of the applicable Clairol Subsidiaries or any such Subsidiaries. There are no equity securities of any U.S. Clairol Subsidiary or International Clairol Subsidiary reserved for issuance for any purpose. There are no outstanding bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of any U.S. Clairol Subsidiary or International Clairol Subsidiary may vote.

           (d) As of the date of this Agreement, except for the Company's interests in the U.S. Clairol Subsidiaries, none of the Clairol Entities as of the date of this Agreement owns, directly or indirectly, and the Acquired Assets do not include any capital stock, membership interest, partnership interest, joint venture interest or other equity interest with a net book value as of the date of this Agreement in excess of $5,000,000 in any person.

           SECTION 4.07. FINANCIAL STATEMENTS. (a) Section 4.07 (a) of the Seller Disclosure Schedule sets forth (i) the audited combined statements of assets to be acquired and liabilities to be assumed as of December 31, 2000, of Clairol

(the "CLAIROL BALANCE SHEET") and the audited combined statement of earnings before taxes of Clairol for the year ended December 31, 2000, together with the notes to such financial statements, (ii) the audited combined statement of assets to be acquired and liabilities to be assumed as of December 31, 1999, of Clairol, and the audited statement of earnings before taxes of Clairol for the years ended December 31, 1998 and 1999, together with the notes to such financial statements (the financial statements described in clauses (i) and (ii) above, together with the notes to such financial statements, collectively, the "FINANCIAL STATEMENTS").

           (b) Section 4.07(b) of the Seller Disclosure Schedule sets forth (i) the unaudited Boclaro Working Capital Statement as of December 31, 2000 (the "BOCLARO WORKING CAPITAL STATEMENT") and (ii) the unaudited CMO Working Capital Statement as of December 31, 2000 (the "CMO WORKING CAPITAL STATEMENT") (the statements in (i) and (ii) collectively, the "ADDITIONAL FINANCIAL STATEMENTS").

           (c) The Financial Statements do not include any Other U.S. Assumed Liabilities related to Boclaro, Inc. or any CMO Assumed Liabilities. The Financial Statements have been prepared in conformity with GAAP consistently applied (except in each case as described in the notes thereto) and on a basis that fairly presents in all material respects the combined financial condition and results of operations of Clairol as of the respective dates thereof and for the respective periods indicated in conformity with the basis of presentation described in the notes to the Financial Statements. The Additional Financial Statements have been prepared in good faith in substantial conformity with the Seller Accounting Policies, in each case consistently applied. The Clairol Balance Sheet, the Boclaro Working Capital Statement and the CMO Working Capital Statement, collectively, fairly present in all material respects the combined financial condition of the Acquired Business as of December 31, 2000 in conformity with the basis of presentation described in the notes to the Financial Statements.

           SECTION 4.08. TAXES. (a) For purposes of this Agreement, (i) "TAX" or "TAXES" shall mean all Federal, state, local and foreign taxes and similar assessments, including all interest, penalties and additions imposed with respect to such amounts; (ii) "PRE-CLOSING TAX PERIOD" shall mean all taxable periods ending on or before the Closing Date and the portion ending on the Closing Date of any taxable period that includes

(but does not end on) the Closing Date; and (iii) "CODE" shall mean the U.S. Internal Revenue Code of 1986, as amended.

           (b) (i) All material Tax returns, reports and forms required to be filed by the Code or by applicable state, local or foreign Tax laws by or on behalf of the Clairol Entities or with respect to the Acquired Assets have been duly filed in a timely manner (within any applicable extension periods), and such returns, reports and forms are true, complete and correct in all material respects, (ii) all Taxes shown to be due on such returns, reports and forms and all material Taxes otherwise due and payable have been timely paid in full or will be timely paid in full by the due date thereof, and (iii) no material Tax liens have been filed with respect to the assets of the Clairol Entities or with respect to the Acquired Assets and no material claims are being asserted in writing with respect to any Taxes of the Clairol Entities or with respect to the Acquired Assets.

           (c) (i) None of the Clairol Entities has filed a consent under
Section 341(f) of the Code concerning collapsible corporations, (ii) no property of the Clairol Entities and none of the Acquired Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) none of the Clairol Entities is a party to any lease, and none of the Acquired Assets are subject to any lease, made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

           (d) None of the Clairol Entities has been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. None of the Acquired Assets constitutes a "United States real property interest" within the meaning of Section 897(c)(1) of the Code.

           (e) Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

           (f) None of the Clairol Entities has entered into any compensatory agreements with respect to the performance of services that would, as a result of the transactions contemplated by this Agreement, reasonably be likely to result in a nondeductible expense pursuant to Section 280G of the Code or an excise tax pursuant to Section 4999 of the Code to the recipient of a payment under any such compensatory agreement as a result of the transactions contemplated by this Agreement.

           (g) None of the Clairol Entities has participated in an international boycott within the meaning of Section 999 of the Code.

           (h) None of the Clairol Entities has been a member of an affiliated group filing consolidated returns other than the Seller's group.

           (i) As of the Closing Date, none of the Clairol Entities will be a party to any written Tax sharing agreement or will be liable for any material Taxes of any person under any contract, in each case except for any such agreement or contract with, between or among any Clairol Entity.

           (j) Except as set forth in Section 4.08(j) of the Seller Disclosure Schedule, none of the Clairol Entities has made an election to be treated as a partnership or as an entity disregarded from its single owner for U.S. federal income tax purposes pursuant to Treasury Regulation Section 301.7701-3.

           SECTION 4.09. ASSETS OTHER THAN REAL PROPERTY INTERESTS. (a) The Clairol Entities have, or as of the Closing Date will have, good and valid title to all material assets reflected on the Clairol Balance Sheet or thereafter acquired (other than the Acquired Assets), except those sold or otherwise disposed of since the date of the Clairol Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, except Permitted Liens.

           (b) Seller and the Asset Selling Entities have, or as of the Closing Date will have, good and valid title to all material Acquired Assets reflected on the Clairol Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of the Clairol Balance Sheet in the ordinary course of business consistent with past practice and not in violation of this Agreement, in each case free and clear of all Liens, except Permitted Liens.

           (d) This Section 4.09 does not relate to real property or interests in real property, Intellectual Property or Contracts, such items being the subjects of Section 4.10, Section 4.11 and Section 4.12, respectively.

           SECTION 4.10. TITLE TO REAL PROPERTY. (a) Section 4.10(a)(i) of the Seller Disclosure Schedule sets forth a list of all real property and interests in real property owned in fee by the Clairol Entities, Seller and the Seller Entities (in the case of Seller and the Seller Entities, solely to the extent such property and interests are included in the Acquired Assets) (individually, an "OWNED PROPERTY"). Section 4.10(a)(ii) of the Seller Disclosure Schedule sets forth a complete list of all real property and interests in real property leased by the Clairol Entities, Seller and the Seller Entities (in the case of Seller and the Seller Entities, solely to the extent such property and interests are included in the Acquired Assets) (individually, a "LEASED PROPERTY"). The Clairol Entities, Seller and the Seller Entities, as applicable, have good and insurable fee title to all Owned Property and have good and valid title to the leasehold estates in all Leased Property (an Owned Property or Leased Property being sometimes referred to herein, individually, as a "COMPANY PROPERTY"), in each case free and clear of all mortgages, Liens, leases, assignments, subleases, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except (1) such as are set forth in Section 4.10 of the Seller Disclosure Schedule; (2) leases, subleases and similar agreements set forth in Section 4.12 of the Seller Disclosure Schedule; (3) Permitted Liens;
(4) easements, covenants, rights-of-way and other similar restrictions of record; (5) (A) zoning, building and other similar restrictions, (B) mortgages, Liens, easements, covenants, rights-of-way and other similar restrictions that have been placed by any developer, landlord or other third party on property over which the Clairol Entities, Seller or the Asset Selling Entities, as applicable, have easement rights or on any Company Property and subordination or similar agreements relating thereto, and (C) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in clause (5), individually or in the aggregate, materially impairs the continued use and operation of the property to which they relate in the Acquired Business.

           (b) Section 4.10(b) of the Seller Disclosure Schedule sets forth a list of all material real property premises occupied by the Acquired Business other than any Company Property.

           SECTION 4.11. INTELLECTUAL PROPERTY. (a) Section 4.11(a) of the Seller Disclosure Schedule sets forth a list of all material registered and unregistered trademarks and service marks, trade names and domain names and registered copyrights, owned or licensed and used or held for use by the Seller and its Affiliates with respect to the Acquired Business (the "INTELLECTUAL PROPERTY"). With respect to trademarks, registered and pending, Section 4.11(a) of the Seller Disclosure Schedule sets forth a list of all jurisdictions in which such trademarks are registered or applied for and all the respective registration and application numbers. Seller, the Asset Selling Entities and the Clairol Entities own, or as of the Closing Date will own, free and clear of all Liens (except as set forth in Section 4.16(a) of the Seller Disclosure Schedule and except to the extent the Intellectual Property may be licensed from third parties, as specified on Section 4.11(c) of the Seller Disclosure Schedule), all the Intellectual Property and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights in any material respect. The Intellectual Property contains all material registered and unregistered trademarks and service marks, trade names, domain names, including pending intent-to-use applications, and registered copyrights necessary for the conduct of the Acquired Business. No claims are pending or, to the knowledge of Seller, threatened in writing, as of the date of this Agreement, against Seller or any of its Affiliates by any person with respect to the ownership, validity, enforceability, effectiveness or use of any Intellectual Property.

           (b) Section 4.11(b) of the Seller Disclosure Schedule sets forth a list of all material patents owned, used, filed by or licensed to Seller and its Affiliates with respect to the Acquired Business (the "Patents"). The Company has the right (or will have the right as of the Closing Date) to use all the Patents and all material processes, specifications and know-how (including trade secrets and proprietary knowledge to the extent existing) necessary for the conduct of the Acquired Business (collectively, the "OTHER INTELLECTUAL PROPERTY" and, together with the Intellectual Property, the "CLAIROL INTELLECTUAL PROPERTY") without payment to any other person (except to the extent the Other Intellectual Property may be licensed from third parties, as specified on Section 4.11(c) of the Seller Disclosure Schedule), and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any such rights in any material respect. To the knowledge of Seller, there are no claims of others or Liens with respect to the Other Intellectual Property that conflict with or prohibit the Company's use of the Other Intellectual Property. No claims are pending or, to the knowledge of Seller, threatened, as of the date of this Agreement, against Seller or its Affiliates by any person with respect to the ownership, validity, enforceability, effectiveness or the use by the Company of any Other Intellectual Property.

           (c) None of Seller, the Seller Entities or the Clairol Entities has granted any material options, licenses or agreements relating to Clairol Intellectual Property or the marketing or distribution thereof, except non-exclusive implied licenses to end-users in the ordinary course of business. None of Seller, the Seller Entities or the Clairol Entities as of the date hereof is bound by or a party to any material options, licenses or agreements of any kind relating to the intellectual property of any other person (in the case of Seller and the Seller Entities, solely to the extent relating to the Acquired Business), except for agreements relating to computer software licensed to Seller or its Affiliates in the ordinary course of business.

           SECTION 4.12. CONTRACTS. (a) As of the date of this Agreement, except as set forth in Section 4.12(a) of the Seller Disclosure Schedule, no contract that constitutes an Acquired Asset or an Assumed Liability is, and none of the Clairol Entities is a party to, any of the following:

          (i) an employment agreement or employment contract that has an aggregate future liability in excess of $250,000 and is not terminable by Seller, an Asset Selling Entity or a Clairol Entity, as applicable, by notice of not more than 90 days for a cost of less than $250,000 (excluding, for this purpose, any such agreements or contracts, express or implied, oral or written, which are required to be provided or are imposed under applicable law, practice, code, industry-wide collective or social plan);

           (ii) an employee collective bargaining agreement;

           (iii) a covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant restricting the development, manufacture, marketing or distribution of the products and services of the Acquired

     Business, in each case that materially impairs the operation of the Acquired Business;

          (iv) an agreement, contract or other arrangement with (1) Seller or any Affiliate of Seller (other than a Clairol Entity or an Employee) or (2) any officer, director or employee of Seller or any Affiliate of Seller (other than employment agreements covered by clause (i) above); PROVIDED, HOWEVER, that the foregoing shall be deemed not to include any Transitional Services Agreement and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

          (v) a lease, sublease or similar agreement with any person under which Seller, an Asset Selling Entity or a Clairol Entity, as applicable, is a lessor or sublessor of, or makes available for use, to any person or any Company Property;

          (vi) a lease or similar agreement with any person under which (1) Seller, an Asset Selling Entity or a Clairol Entity, as applicable, is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (2) Seller, an Asset Selling Entity or a Clairol Entity, as applicable, is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Seller or such Asset Selling Entity or Clairol Entity, as applicable, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $1,000,000 and is not terminable by Seller or such Asset Selling Entity or Clairol Entity, as applicable, by notice of not more than 180 days for a cost of less than $1,000,000;

          (vii) (1) a continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice); (2) a management, service, consulting or other similar type of contract (other than contracts for services in the ordinary course of business) or (3) an advertising agreement or arrangement, in any such case which has an aggregate future liability to any person in excess of $1,000,000 and is not terminable by Seller, an Asset Selling Entity or a Clairol Entity, as applicable, by notice of not more than 180 days for a cost of less than $1,000,000;

          (viii) a material license, option or other agreement relating in whole or in part to the Clairol Intellectual Property (including any license or other agreement under which Seller, an Asset Selling Entity or a Clairol Entity, as applicable, is licensee or licensor of any such Clairol Intellectual Property);

          (ix) an agreement, contract or other instrument under which Seller, an Asset Selling Entity or a Clairol Entity, as applicable, has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person in any such case which, individually, is in excess of $1,000,000; PROVIDED, HOWEVER, that the foregoing shall be deemed not to include Transitional Services Agreements and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

          (x) an agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (1) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Seller, an Asset Selling Entity or a Clairol Entity, as applicable, or (2) Seller, an Asset Selling Entity or a Clairol Entity, as applicable, has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $1,000,000, PROVIDED, HOWEVER, that the foregoing shall be deemed not to include any Transitional Services Agreement and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

          (xi) an agreement, contract or other instrument under which Seller, an Asset Selling Entity or a Clairol Entity, as applicable, has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person, in any such case which, individually, is in excess of $1,000,000; PROVIDED, HOWEVER, that the foregoing shall be deemed not to include Transitional Services Agreements and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

           (xii) a material mortgage, pledge, security agreement, deed of trust or other instrument granting a Lien upon any Company Property, which Lien is not set forth in Section 4.10 of the Seller Disclosure Schedule;

           (xiii) an agreement or instrument providing for indemnification of any person with respect to material liabilities relating to any former business of Seller, an Asset Selling Entity or a Clairol Entity, as applicable, or any predecessor person; or

           (xiv) another agreement, contract, lease, license, commitment or instrument to which Seller, an Asset Selling Entity or a Clairol Entity, as applicable, is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person in excess of $1,000,000 and is not terminable by Seller or such Asset Selling Entity or Clairol Entity, as applicable, by notice of not more than 180 days for a cost of less than $1,000,000.

Except as set forth in Section 4.12(a) of the Seller Disclosure Schedule, as of the date of this Agreement, each agreement, contract, lease, license, commitment or instrument of Seller, an Asset Selling Entity and a Clairol Entity listed in
Section 4.12(a) of the Seller Disclosure Schedule (collectively, the "CONTRACTS") is valid, binding and in full force and effect and, to the knowledge of Seller, is enforceable by Seller or such Clairol Entity or Asset Selling Entity, as applicable, in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors' rights generally, general principles of equity and the discretion of courts in granting equitable remedies and except to the extent that the failure of a Contract to be valid, binding and in full force and effect would not be reasonably likely to have a Material Adverse Effect. Each of Seller, the Asset Selling Entities and the Clairol Entities, as applicable, has performed all material obligations required to be performed by it to the date of this Agreement under the Contracts and, as of the date of this Agreement, it is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Seller, no other party to any of the Contracts, as of the date of this Agreement, is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder, except to the extent that such breach or default would not be reasonably likely to have a Material Adverse Effect.

           (b) As of the date of this Agreement, except as set forth in Section 4.12(b) of the Seller Disclosure Schedule, no contract related to the Acquired Business that is not an Acquired Asset, Assumed Liability or a contract to which a Clairol Entity is a party is any of the following:

           (i) an employment agreement or employment contract for an Employee that has an aggregate future liability in excess of $250,000 and is not terminable by a Seller or one of its Affiliates, as applicable, by notice of not more than 90 days for a cost of less than $250,000 (excluding, for this purpose, any such agreements or contracts, express or implied, oral or written, which are required to be provided or are imposed under applicable law, practice, code, industry-wide collective or social plan);

           (ii) an employee collective bargaining agreement;

           (iii) a covenant not to compete (other than pursuant to any radius restriction contained in any lease, reciprocal easement or development, construction, operating or similar agreement) or other covenant restricting the development, manufacture, marketing or distribution of the products and services of the Acquired Business, in each case that materially impairs the operation of the Acquired Business;

           (iv) an agreement, contract or other arrangement with (1) Seller or any Affiliate of Seller (other than a Clairol Entity or an Employee) or (2) any officer, director or employee of Seller or any Affiliate of Seller (other than employment agreements covered by clause (i) above); PROVIDED, HOWEVER, that the foregoing shall be deemed not to include any Transitional Services Agreement and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

           (v) a lease, sublease or similar agreement with any person under which Seller or any Affiliate of Seller, as applicable, is a lessor or sublessor of, or makes available for use, to any person, any Company Property;

           (vi) a lease or similar agreement with any person under which (1) Seller or any Affiliate of Seller, as applicable, is lessee of, or holds or uses, any machinery, equipment, vehicle or other tangible personal property owned by any person or (2) Seller or any Affiliate of Seller, as applicable, is a lessor or sublessor of, or makes available for use by any person, any tangible personal property owned or leased by Seller or such Affiliate of Seller, as applicable, in any such case which has an aggregate future liability or receivable, as the case may be, in excess of $1,000,000 and is not terminable by Seller or such Affiliate of Seller, as applicable, by notice of not more than 180 days for a cost of less than $1,000,000;

          (vii) a (1) continuing contract for the future purchase of materials, supplies or equipment (other than purchase contracts and orders for inventory in the ordinary course of business consistent with past practice); (2) management, service, consulting or other similar type of contract (other than contracts for services in the ordinary course of business) or (3) advertising agreement or arrangement, in any such case which has an aggregate future liability to any person in excess of $1,000,000 and is not terminable by Seller or an Affiliate of Seller, as applicable, by notice of not more than 180 days for a cost of less than $1,000,000;

          (viii) a material license, option or other agreement relating in whole or in part to the Clairol Intellectual Property (including any license or other agreement under which Seller or any Affiliate of Seller is licensee or licensor of any such Clairol Intellectual Property);

          (ix) an agreement, contract or other instrument under which Seller or any Affiliate of Seller, as applicable, has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any person or any other note, bond, debenture or other evidence of indebtedness issued to any person in any such case which, individually, is in excess of $1,000,000; PROVIDED, HOWEVER, that the foregoing shall be deemed not to include any Transitional Services Agreement and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

          (x) an agreement, contract or other instrument (including so-called take-or-pay or keepwell agreements) under which (1) any person has directly or indirectly guaranteed indebtedness, liabilities or obligations of Seller or any Affiliate of Seller, as applicable, (2) Seller or any Affiliate of Seller, as applicable, has directly or indirectly guaranteed indebtedness, liabilities or obligations of any person (in each case other than endorsements for the purpose of collection in the ordinary course of business), in any such case which, individually, is in excess of $1,000,000; PROVIDED, HOWEVER, that the foregoing shall be deemed not to include any Transitional Services Agreement and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

           (xi) an agreement, contract or other instrument under which Seller or any Affiliate of Seller, as applicable, has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any person, in any such case which, individually, is in excess of $1,000,000; PROVIDED, HOWEVER, that the foregoing shall be deemed not to include Transitional Services Agreements and any agreement, contract or other arrangement that will expire or be terminated at or prior to Closing;

           (xii) another agreement, contract, lease, license, commitment or instrument to which Seller or any Affiliate of Seller, as applicable, is a party or by or to which it or any of its assets or business is bound or subject which has an aggregate future liability to any person in excess of $1,000,000 and is not terminable by Seller or such Affiliate of Seller, as applicable, by notice of not more than 180 days for a cost of less than $1,000,000.

           SECTION 4.13. LITIGATION. Section 4.13 of the Seller Disclosure Schedule sets forth a list, as of the date of this Agreement, of all pending lawsuits or claims, with respect to which Seller, any Seller Entity or any Clairol Entity has been contacted in writing by the plaintiff or claimant or by counsel for the plaintiff or claimant, which relate to the Acquired Business and which (a) involve a claim against Seller, any Seller Entity or any Clairol Entity, as applicable, and which involve a specified amount of, or unspecified amount which would reasonably be likely to result in a liability of, more than $1,000,000, (b) seek any material injunctive relief or (c) seek any legal restraint on or prohibition against the transactions contemplated by this Agreement. To the knowledge of Seller, as of the date of this

Agreement, none of Seller, the Seller Entities or the Clairol Entities is a party or subject to or in default under any material judgment, order, injunction or decree of any Governmental Entity or arbitration tribunal applicable to the Acquired Business. This Section 4.13 does not relate to matters with respect to environmental matters, which are the subject of Section 4.16(b), or to matters with respect to employee benefits or ERISA matters, which are the subject of
Section 4.14.

           SECTION 4.14. BENEFIT PLANS. The representations made herein in Sections 4.14(a)-(h) below relate solely to plans and arrangements maintained by Seller, the Seller Entities or the Clairol Entities for Employees (as defined in
Section 9.01(a)) primarily based in the United States.

           (a) Section 4.14(a) of the Seller Disclosure Schedule contains a list of all "EMPLOYEE PENSION BENEFIT PLANS" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "EMPLOYEE WELFARE BENEFIT PLANS" (as defined in Section 3(1) of ERISA), bonus, stock option, stock purchase, deferred compensation plans or arrangements and other employee fringe benefit plans (all the foregoing being herein called "BENEFIT PLANS") maintained, or contributed to, by Seller or the Company or the U.S. Clairol Subsidiaries for the benefit of any officers or employees of the Company or the U.S. Clairol Subsidiaries. Seller has made available to Buyer true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required) and (iii) the most recent summary plan description for each Benefit Plan for which such a summary plan description is required.

           (b) Except for matters that would not be reasonably likely to have a Material Adverse Effect or as disclosed in writing to Buyer, (i) each Benefit Plan has been administered in all material respects in accordance with its terms; (ii) the Company or the U.S. Clairol Subsidiaries and all the Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code; and (iii) there are no material lawsuits, actions, termination proceedings or other proceedings pending, or, to the knowledge of Seller, threatened against or involving any Benefit Plan and, to the knowledge of Seller, there are no investigations by any Governmental Entity or other claims (except claims for benefits payable in the normal operation of the Benefit Plans) pending or threatened against or involving any Benefit Plan or asserting any rights to benefits under any Benefit Plan.

           (c) Except for matters that would not be reasonably likely to have a Material Adverse Effect, (i) all contributions to, and payments from, the Benefit Plans that have been required to be made in accordance with the Benefit Plans and, when applicable, Section 302 of ERISA or Section 412 of the Code, have been timely made, (ii) there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Pension Plan and (iii) no Pension Plan has an "ACCUMULATED FUNDING DEFICIENCY" within the meaning of Section 412(a) of the Code as of the most recent plan year.

           (d) All Pension Plans that are intended to qualify under Section 401(c) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Seller, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that is reasonably expected to adversely affect its qualification or materially increase its cost.

           (e) Except for matters that would not be reasonably likely to have a Material Adverse Effect, (i) to Seller's knowledge, no "PROHIBITED TRANSACTION" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred that involves the assets of any Benefit Plan and that is reasonably expected to subject the Company or the U.S. Clairol Subsidiaries or any of its employees, or a trustee, administrator or other fiduciary of any trusts created under any Benefit Plan to a material tax or penalty on prohibited transactions imposed by
Section 4975 of ERISA or the sanctions imposed under Title I of ERISA; (ii) none of the Pension Plans has been terminated nor have there been any "REPORTABLE EVENTS" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto that are required to be reported to the Pension Benefit Guaranty Corporation by law or regulation; and (iii) to the knowledge of Seller, neither Seller nor any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted or failed to act in a manner that is reasonably expected to subject the Company or the U.S. Clairol Subsidiaries to any material liability for breach of fiduciary duty under ERISA or any other applicable law.

           (f) Except for amounts that would not be reasonably likely to have a Material Adverse Effect, with respect to any Pension Plan subject to Title IV of ERISA (including for the purposes of this Section 4.14(f) any Pension Plan maintained or contributed to by Seller or any other person required to be treated as a single employer with Seller under Section 414 of the Code), Seller has not incurred any material liability to such Pension Plan or to the Pension Benefit Guaranty Corporation, other than for the payment of contributions or premiums. Seller has delivered or made available to Buyer the most recent actuarial report or valuation with respect to each Pension Plan that is a "DEFINED BENEFIT PENSION PLAN" (as defined in Section 3(35) of ERISA.

           (g) At no time within the five years preceding the Closing Date has Seller or the Company or the U.S. Clairol Subsidiaries been required to contribute to any "MULTIEMPLOYER PLAN" (as defined in Section 4001(a)(3) of ERISA) for the benefit of any employees of the Company or the U.S. Clairol Subsidiaries or incurred any withdrawal liability, within the meaning of Section 4201 of ERISA, with respect to any multiemployer plan for the benefit of employees of the Company or the U.S. Clairol Subsidiaries, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any such multiemployer plan.

           (h) Except for matters that would not be reasonably likely to have a Material Adverse Effect, each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code.

           (i) Except for matters that would not be reasonably likely to have a Material Adverse Effect or as disclosed in writing to Buyer, to the knowledge of Seller, all plans and arrangements maintained outside of the United States for the benefit of Employees are in material compliance with all applicable laws of the relevant jurisdiction in which such plans or arrangements are maintained.
Section 4.14(i) of the Seller Disclosure Schedule contains a list of the material employee benefit plans maintained by Seller, the Seller Entities or the Clairol Entities for Employees primarily based in countries and territories other than the United States.

           SECTION 4.15. ABSENCE OF CHANGES OR EVENTS. (a) As of the date of this Agreement, since December 31, 2000, there has not been any material adverse change in the business, financial condition or results of operations of the Acquired Business other than changes relating to United States or foreign economies in general or the Acquired Business's industries in general and not specifically relating to the Acquired Business. Buyer acknowledges that there has been and will continue to be a disruption to the Acquired Business as a result of the possibility of a sale by Seller of the Acquired Business to Buyer(and there may be further disruption to the Acquired Business as a result of the execution and public announcement of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby) (any such disruption, a "BUSINESS DISRUPTION"), and Buyer agrees that any such Business Disruption does not and shall not constitute a breach of this Section 4.15.

           (b) As of the date of this Agreement, except as contemplated by this Agreement and the Other Transaction Documents (including the Seller Disclosure Schedule), including actions taken in furtherance of the separation of the Acquired Business from Seller and its Affiliates, since December 31, 2000, Seller has caused the Acquired Business to be conducted in the ordinary course and none of Seller, the Seller Entities or the Clairol Entities has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 5.02.

           SECTION 4.16. COMPLIANCE WITH APPLICABLE LAWS. As of the date of this
Agreement:

           (a) Except as previously disclosed by Seller to Buyer in writing, Seller, the Seller Entities and the Clairol Entities are in compliance with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Entity ("APPLICABLE LAWS") (in the case of Seller and the Seller Entities, solely to the extent related to the Acquired Business conducted by Seller and the Seller Entities), including those relating to occupational health and safety, except for instances of noncompliance that, individually or in the aggregate, would not be reasonably likely to have a

Material Adverse Effect. None of Seller, the Seller Entities or the Clairol Entities has received any written communication during the two years prior to the date hereof from a Governmental Entity that alleges that Seller, any of the Seller Entities or any of the Clairol Entities is in violation of any Applicable Laws (in the case of Seller or the Seller Entities, solely to the extent related to the Acquired Business conducted by Seller and the Seller Entities) except for any such violations that, individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect. This Section 4.16(a) does not relate to matters with respect to Taxes, which are the subject of Section 4.08, to employee benefit or ERISA matters which are the subject of Section 4.14 or to environmental matters, which are the subject of Section 4.16(b).

           (b) Seller has provided Buyer with certain environmental reports relating to the facilities and operations of the Clairol Entities, Seller and the Seller Entities (in the case of Seller and the Seller Entities, solely to the extent such reports relate to the Acquired Business conducted by Seller and the Seller Entities) which are identified in Section 4.16(b) of the Seller Disclosure Schedule (the "ENVIRONMENTAL REPORTS"). Except as set forth in the Environmental Reports, and except as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect, (i) none of Seller, the Seller Entities or the Clairol Entities has received any written communication during the two years prior to the date hereof from a Governmental Entity that alleges that any of Seller, the Seller Entities or the Clairol Entities are in violation of any Environmental Laws or of any Environmental Permits (as hereinafter defined), the substance of which communication has not been resolved, (ii) none of Seller, the Seller Entities or the Clairol Entities has received any written communication during the past five years from a Governmental Entity or any person that alleges any of the Seller, the Seller Entities or the Clairol Entities is a potentially responsible party under the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 or state or international equivalents thereof (in each case, in the case of Seller or the Seller Entities, solely to the extent related to the Acquired Business conducted by Seller or the Seller Entities), (iii) each of Seller, the Seller Entities and the Clairol Entities hold, and are in compliance with, all permits, licenses and governmental authorizations required under Environmental Laws for it to conduct the Acquired Business,

("Environmental Permits"), none of which is being threatened in writing with suspension or cancellation, (iv) Seller, the Seller Entities and the Clairol Entities are in compliance with all Environmental Laws (in the case of Seller and the Seller Entities, solely to the extent related to the Acquired Business conducted by Seller and the Seller Entities), (v) Seller, the Seller Entities and the Clairol Entities have not entered into or agreed to any agreement, consent decree or order, which agreement, decree or order is still in effect, and are not subject to any outstanding judgment, decree or judicial order with respect to any property currently or formerly owned, occupied or operated by Seller, a Seller Entity or a Clairol Entity relating to compliance with any Environmental Law or to the investigation or cleanup of Hazardous Substances under any Environmental Law (in the case of Seller and the Seller Entities, solely to the extent related to the Acquired Business conducted by Seller and the Seller Entities), (vi) to the knowledge of Seller, the Seller Entities and the Clairol Entities, there are no pending or threatened investigations, claims or complaints relating to compliance with Environmental Laws or Environmental Permits or to Hazardous Substances with respect to the Acquired Business or to any property currently or formerly owned, occupied, or operated by Seller, Seller Entity or a Clairol Entity, in each case, in connection with the Acquired Business, and (vii) there are no Hazardous Substances requiring remediation under Environmental Laws located on Company Property or, to Seller's knowledge, on any property formerly owned, occupied or operated by Seller, the Seller Entities or the Clairol Entities. The representations and warranties made in this Section 4.16(b) are Seller's exclusive representations and warranties relating to environmental matters. As used in this Agreement, the term "ENVIRONMENTAL LAWS" means any applicable statutes, laws (including common law), regulations, ordinances, rules or administrative or judicial orders, in any such case entered into, issued, or promulgated in final form as of the Closing Date by any Governmental Entity, relating to the environment, pollution preservation or reclamation of natural resources, or to the management of Hazardous Substances. As used in this Agreement, the term "HAZARDOUS SUBSTANCES" means any hazardous or toxic substance or waste that is regulated pursuant to any Environmental Law.

           SECTION 4.17. EMPLOYEE AND LABOR MATTERS. As of the date of this Agreement and except as would not be reasonably likely to have a Material Adverse Effect and only insofar as it relates to the Acquired Business or to an

Employee, there is not and since January 1, 1998, has not been: (a) any labor strike, dispute, work stoppage or lockout pending, or, to the knowledge of Seller, threatened, against Seller, any Seller Entity or any Clairol Entity; (b) to the knowledge of Seller, any union organizational campaign in progress with respect to the employees of Seller, any Asset Selling Entity or any Clairol Entity or any question concerning representation respecting such employees other than routine employee representative issues in those countries other than in the U.S. where employee representative bodies such as works councils exist; (c) any unfair labor practice charge or complaint against the Company or the U.S. Clairol Subsidiaries pending, or, to the knowledge of Seller, threatened, before the National Labor Relations Board; (d) any pending, or, to the knowledge of Seller, threatened, union grievances against Seller, any Seller Entity or any Clairol Entity as to which there is a reasonable possibility of adverse determination; (e) any pending, or, to the knowledge of Seller, threatened, charges or claims against the Company or the U.S. Clairol Subsidiaries or any current or former employee of Seller, any Seller Entity or any Clairol Entity (solely to the extent such employees relate to the Acquired Business) before the Equal Employment Opportunity Commission or any federal, state, local or foreign agency or court responsible for the prevention of unlawful employment practices or breaches of employment contracts; and (f) to the knowledge of Seller, any receipt of written notice by Seller, the Seller Entities or the Clairol Entities, of the intent of any Governmental Entity responsible for the enforcement of labor or employment laws to conduct an investigation of Seller, any Seller Entity or any Clairol Entity and, to the knowledge of Seller, any such investigation in progress.

           SECTION 4.18. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. SELLER DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES RELATING TO THE MAINTENANCE, REPAIR, CONDITION, DESIGN, PERFORMANCE OR MARKETABILITY OF ANY ACQUIRED ASSETS, INCLUDING MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, BUYER AND THE BUYER SUBSIDIARIES WILL OBTAIN RIGHTS IN THE ACQUIRED ASSETS IN THEIR PRESENT CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS."

                                    ARTICLE V

                               COVENANTS OF SELLER

                     Seller covenants and agrees as follows:

           SECTION 5.01. ACCESS. From the date hereof to the Closing, Seller shall, and shall cause the Seller Entities and the Clairol Entities to, give or furnish Buyer and its representatives, employees, counsel and accountants reasonable access, during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Acquired Business; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of Seller, the Seller Entities or the Clairol Entities.

           SECTION 5.02. ORDINARY CONDUCT. (a) Except as set forth in Section
5.02 of the Seller Disclosure Schedule or otherwise contemplated by the terms of this Agreement and the Other Transaction Documents, including any actions taken in furtherance of the separation of the Acquired Business from Seller and its Affiliates from the date hereof to the Closing, Seller shall use commercially reasonable efforts consistent with past practice to cause the Acquired Business to be conducted in the ordinary course consistent with past practice and shall make commercially reasonable efforts consistent with past practice to preserve the Acquired Business's relationships with customers, suppliers, distributors and others with whom the Acquired Business has a material business relationship. In the event of any Business Disruption after the date hereof, Seller shall act in good faith and in a commercially reasonable manner in its response to such Business Disruption; PROVIDED, HOWEVER, that Seller shall not have any liability under, or be deemed in breach of, this Section 5.02(a) for any loss, liability, claim, damage or expense (including reasonable legal fees and expenses)that arises out of, results from or is related to any such Business Disruption (including any such loss, liability, claim, damage or expense arising out of, resulting from or related to Seller's good faith, commercially reasonable response to any such Business Disruption). Notwithstanding anything to the contrary in this Section 5.02(a), Seller shall not be obligated to, directly or indirectly, provide any funds to the Acquired Business.

           (b) Except as set forth in Section 5.02 of the Seller Disclosure Schedule or otherwise contemplated by the terms of this Agreement and the Other Transaction Documents (including any actions taken in furtherance of the separation of the Acquired Business from Seller and its Affiliates), Seller shall not permit any of the following in connection with the Acquired Business without the prior written consent of Buyer (which shall not be unreasonably withheld):

           (i) a Clairol Entity to amend its Certificate of Incorporation, By-laws or other organizational documents;

           (ii) a Clairol Entity to declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock; PROVIDED, HOWEVER, that (A) Buyer acknowledges that the Clairol Entities do not maintain cash balances and, at or prior to the time of the Closing, Seller will withdraw any cash balances of the Clairol Entities and (B) dividends and distributions of cash may continue to be made by Clairol Entities to Seller or its Affiliates;

           (iii) a Clairol Entity to redeem or otherwise acquire any shares of its capital stock or issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

           (iv) a Clairol Entity to adopt or amend in any material respect any Benefit Plan or collective bargaining agreement, in each case relating to any Employees, except as required by Applicable Law and except as disclosed in Section 4.17(b) of the Seller Disclosure Schedule;

           (v) a Clairol Entity to grant to any Employee that is an executive officer or executive employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice or as may be required under existing agreements or Applicable Law and except for any increases for which Seller shall be solely obligated;

           (vi) a Clairol Entity to incur or assume any liabilities, obligations or indebtedness for borrowed money or guarantee any such liabilities, obligations or indebtedness, other than in the ordinary course of business consistent with past practice; PROVIDED, HOWEVER, that the foregoing shall be deemed not to include any liabilities, obligations or indebtedness, or guarantees thereof, that will be satisfied in full or terminated prior to Closing;

          (vii) a Clairol Entity to voluntarily permit any of its assets, or Seller or a Seller Entity to voluntarily permit any of the Acquired Assets, to become subjected to any mortgage, lien, security interest, encumbrance, easement, covenant, right-of-way or other similar restriction of any nature whatsoever which would have been required to be set forth in Section 4.09 or 4.10 of the Seller Disclosure Schedule if existing on the date of this Agreement;

          (viii) except for intercompany transactions in the ordinary course of business or necessary to withdraw cash or settle intercompany accounts prior to the Closing, a Clairol Entity, Seller or an Asset Selling Entity to cancel any material indebtedness (individually or in the aggregate) or waive any claims or rights of material value (in the case of Seller or an Asset Selling Entity, solely to the extent such indebtedness, claims or rights relate to the Acquired Business);

          (ix) except for (A) dividends and distributions permitted under clause
     (ii) above and (B) intercompany transactions in the ordinary course of business or necessary to withdraw cash or settle intercompany accounts prior to the Closing, a Clairol Entity to pay, loan or advance any amount to, or sell, transfer or lease any of its assets to, or enter into any agreement or arrangement with, Seller or any of its Affiliates (other than other Clairol Entities);

          (x) a Clairol Entity, Seller or any Seller Entity to make any change in any method of accounting or accounting practice or policy other than those required by GAAP (in the case of Seller or any Seller Entity, solely to the extent such change is applicable to the Acquired Business);

          (xi) a Clairol Entity, Seller or a Seller Entity to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof which are material, individually or in the aggregate, to the Acquired Business;

           (xii) a Clairol Entity, Seller or a Seller Entity to make or incur any capital expenditure that is not currently approved or budgeted which, individually, is in excess of $1,000,000 or make or incur any such expenditures which, in the aggregate, are in excess of $5,000,000 (in the case of Seller or a Seller Entity, solely to the extent such capital expenditure relates to the Acquired Business);

           (xiii) a Clairol Entity to sell, lease or otherwise dispose of any of its assets, or Seller or an Asset Selling Entity to sell, lease or otherwise dispose of any Acquired Assets, which are material, individually or in the aggregate, to the Acquired Business, except in the ordinary course of business consistent with past practice or enter into any lease of any personal property except leases entered into in the ordinary course of business or leases with aggregate lease payments not in excess of $1,000,000;

           (xiv) a Clairol Entity, Seller or a Seller Entity to enter into any lease of real property, except any renewals of existing leases in the ordinary course of business consistent with past practice (in the case of Seller or a Seller Entity, solely to the extent such lease relates to the Acquired Business);

           (xv) a Clairol Entity, Seller or a Seller Entity to modify, amend, terminate or permit the lapse of any lease of, or reciprocal easement agreement, operating agreement or other material agreement relating to, any Company Property (except modifications or amendments associated with renewals of existing leases in the ordinary course of business); or

           (xvi) Seller, a Seller Entity or a Clairol Entity to agree, whether in writing or otherwise, to do any of the foregoing.

           SECTION 5.03. INSURANCE. Seller shall keep, or cause to be kept, all insurance policies presently maintained with respect to the Clairol Entities, their respective assets and properties and the Acquired Assets, or suitable replacements therefor, in full force and effect through the close of business on the Closing Date. Any and all insurance policies maintained with respect to the Clairol Entities, their respective assets and properties and the Acquired Assets are owned and maintained by Seller and its Affiliates. None of the Buyer, any Buyer Subsidiary or the Clairol Entities will have any rights under any such insurance policies from and after the Closing Date; PROVIDED, HOWEVER, that after the Closing Date Buyer, any Buyer Subsidiary, or Clairol Entities will have the right to submit claims under the Seller's workers compensation policies in accordance with such policies to the extent such claims occurred prior to the Closing Date.

           SECTION 5.04. NO USE OF CLAIROL NAMES. Seller shall, and shall cause its Affiliates to, promptly, and in any event, within 60 days after Closing, change the names of its Affiliates to discontinue any references to the Clairol Names. "Clairol Names" means "Clairol" and any variation or derivative thereof and any logos or trademarks related to the Acquired Business included in Section
4.11 of the Seller Disclosure Schedule.

           SECTION 5.05. INTERCOMPANY ACCOUNTS. All intercompany accounts between Seller or its Affiliates, on the one hand, and any Clairol Entity, on the other hand, shall be settled in full or cancelled, at Seller's option, at or prior to the Closing so that the Acquired Business shall have no further intercompany liabilities as of the Closing.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer hereby represents and warrants to Seller as follows:

           SECTION 6.01. AUTHORITY. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Ohio. Buyer has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and any Other Transaction Documents to which it or any Buyer Subsidiary is a party and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken. This Agreement has been duly executed and delivered by Buyer and, prior to the Closing, each of the Other Transaction Documents to which Buyer or any Buyer Subsidiary is, or is specified to be, a party, will be duly executed and delivered by such party. This Agreement, and each Other Transaction Document to which Buyer or any Buyer Subsidiary, is, or is specified to be, a party, constitutes a legal, valid and binding obligation of Buyer or such Buyer Subsidiary, enforceable against Buyer or such Buyer Subsidiary in accordance with its terms.

           SECTION 6.02. NO CONFLICTS; CONSENTS. (a) The execution and delivery of this Agreement by Buyer does not, and the execution and delivery by Buyer or any Buyer Subsidiary of each Other Transaction Document to which it is, or is specified to be, a party will not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Buyer, any subsidiary of Buyer or any Buyer Subsidiary or the Acquired Assets under any provision of (i) the Certificate of Incorporation or By-laws of Buyer or the comparable governing instruments of any subsidiary of Buyer or any Buyer Subsidiary (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which Buyer or any subsidiary of Buyer or any Buyer Subsidiary is a party or by which any of their respective properties or assets or the Acquired Assets are bound, or (iii) any judgment, order, or decree, or material statute, law, ordinance, rule or regulation applicable to Buyer, any subsidiary of Buyer or any Buyer Subsidiary or their respective properties or assets or the Acquired Assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not have a material adverse effect on the ability of Buyer or any Buyer Subsidiary, as applicable, to either perform its obligations hereunder or under any Other Transaction Document or consummate the transactions contemplated hereby.

           (b) No material consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer, the Buyer Subsidiaries or any of their respective subsidiaries or Affiliates in connection with the execution, delivery and performance of this Agreement or any Other Transaction Document or the consummation of the transactions contemplated hereby or thereby, other than (i) compliance with and filings under the HSR Act, the Mexican Merger Regulation, the Canada Competition Act, the merger control acts in the United Kingdom and Germany and the Irish Mergers Act, if applicable, and (ii) those that may be required solely by reason of Seller's or the Seller Entities' (as opposed to any other third party's) participation in the transactions contemplated hereby and in the Other Transaction Documents.

           SECTION 6.03. SECURITIES ACT. The Clairol Shares and the International Shares purchased by Buyer or the Buyer Subsidiaries pursuant to this Agreement are being acquired for investment only and not with a view to any public distribution thereof, and Buyer or the Buyer Subsidiaries, as applicable, shall not offer to sell or otherwise dispose of the Clairol Shares or International Shares so acquired by it or them in violation of any of the registration requirements of the Securities Act or the securities laws of any other jurisdiction applicable to the transactions contemplated hereby.

           SECTION 6.04. ACTIONS AND PROCEEDINGS, ETC. There are no (a) outstanding judgments, orders, injunctions or decrees of any Governmental Entity or arbitration tribunal against Buyer or any of its Affiliates, (b) lawsuits, actions or proceedings pending or, to the knowledge of Buyer, threatened against Buyer or any of its Affiliates, or (c) investigations by any Governmental Entity which are, to the knowledge of Buyer, pending or threatened against Buyer or any of its Affiliates, which, in the case of each of clauses (a), (b) and (c), have or could have a material adverse effect on the ability of Buyer to perform its obligations hereunder or consummate the transactions contemplated hereby.

           SECTION 6.05. AVAILABILITY OF FUNDS. Buyer has cash available or has existing borrowing facilities which together are sufficient to enable it to consummate the transactions contemplated by this Agreement. The financing required to consummate the transactions contemplated hereby is collectively referred to as the "Financing". As of the date hereof, Buyer has no reason to believe that Financing will not be available on a timely basis for the transactions contemplated by this Agreement.

                                   ARTICLE VII

                               COVENANTS OF BUYER

          Buyer covenants and agrees as follows:

           SECTION 7.01. CONFIDENTIALITY. Buyer acknowledges that the information being provided to it in connection with the Transaction and the consummation of the other transactions contemplated hereby is subject to the terms of a confidentiality agreement between Buyer and Seller dated December 13, 2000 (the "CONFIDENTIALITY AGREEMENT"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating solely to the Acquired Business PROVIDED, HOWEVER, that Buyer acknowledges that any and all other information not related to the Acquired Business provided to it by Seller or Seller's representatives concerning Seller, the Seller Entities or any other Affiliate of Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing Date.

           SECTION 7.02. NO ADDITIONAL REPRESENTATIONS. Buyer acknowledges that none of Seller, any of its Affiliates (including any Seller Entity or any Clairol Entity) or any other person has made any representation or warranty, expressed or implied, as to the accuracy or completeness of any information regarding the Acquired Business furnished or made available to Buyer and its representatives, except as expressly set forth in this Agreement or the Seller Disclosure Schedule, and none of Seller, any of its Affiliates (including any Seller Entity or any Clairol Entity) or any other person shall have or be subject to any liability to Buyer, any Buyer Subsidiary or any other person resulting from the distribution to Buyer, or Buyer's use of, any such information, including the Confidential Offering Memorandum prepared by Goldman, Sachs & Co. dated December 2000, and any information, documents or material made available to Buyer and its representatives in certain "data rooms", management presentations or in any other form in expectation of the transactions contemplated hereby.

           SECTION 7.03. NO USE OF CERTAIN NAMES. Subject to the terms of the Transaction Documents, Buyer shall, and shall cause the Buyer Subsidiaries and the Clairol Entities to, promptly and in any event (a) within 60 days after Closing, to

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change the names of the International Clairol Subsidiaries to discontinue any references to the BMS Names, (b) within 90 days after Closing, to revise product literature and labeling to delete all references to the BMS Names and (c) within 45 days after Closing, to change signing and stationery and otherwise discontinue use of the BMS Names; PROVIDED, HOWEVER, that, for a period of 180 days from the Closing Date, Buyer, the Buyer Subsidiaries and the Clairol Entities may continue to distribute product literature that uses any BMS Names and distribute products with labeling that uses any BMS Names to the extent that such product literature and labeling exists on the Closing Date. In no event shall Buyer, any Buyer Subsidiary or any Clairol Entity use any BMS Names after the Closing in any manner or for any purpose different from the use of such BMS Names by Seller, the Seller Entities and the Clairol Entities during the 90-day period preceding the Closing. With respect to product inventory manufactured prior to the Closing, Buyer, the Buyer Subsidiaries and the Clairol Entities may continue to sell such inventory, notwithstanding that it bears one or more of the BMS Names, for a reasonable time after the Closing (not to exceed 365 days). "BMS Names" means "BRISTOL-MYERS", "Bristol-Myers Squibb" and "Bristol- Myers Squibb Company", any variations and derivatives thereof and all other logos or trademarks of Seller or its Affiliates not included in Section 4.11 of the Seller Disclosure Schedule.

           SECTION 7.04. BUYER ACTIVITY ON CLOSING DATE. On the Closing Date, Buyer shall, and shall cause the Buyer Subsidiaries and the Clairol Entities to, conduct the Acquired Business in the ordinary course in substantially the same manner as presently conducted and, on the Closing Date, shall not permit any Buyer Subsidiary or any Clairol Entity to effect any extraordinary transactions (other than any such transactions expressly required by Applicable Law or by this Agreement) that could result in Tax liability to Seller, a Seller Entity or a Clairol Entity in excess of Tax liability associated with the conduct of their business in the ordinary course.

           SECTION 7.05. SECURITIES ACT. Buyer and the Buyer Subsidiaries shall not offer to sell or otherwise dispose of the Clairol Shares or the International Shares so acquired by it or them in violation of any of the registration requirements of the Securities Act of 1933, as amended, or the applicable securities laws of any other jurisdiction.

           SECTION 7.06. GUARANTEES. To the extent Seller or an Affiliate of Seller (other than a Clairol Entity) has made or given a Seller Guarantee, Buyer will use its best efforts to cause Seller or such Affiliate of Seller to be released from such Seller Guarantee or to terminate such Seller Guarantee.

           SECTION 7.07. LION AGREEMENT. Buyer and Seller agree that this Agreement shall not be deemed to constitute an assignment of the Seller's rights and obligations under the License Agreement, effective January 1, 1984 (as the same may be amended from time to time, the "LION AGREEMENT"), by and between the Seller and Lion Corporation ("LION"), which grants to Lion, among other things, the exclusive right to Vitalis and other products (the "COVERED PRODUCTS") in Japan. Buyer agrees not to, and agrees to cause any purchaser or transferee of the Acquired Business or rights with respect to the Covered Products to agree not to, directly or indirectly, manufacture, market or sell Covered Products in Japan. Buyer shall have no liability to Seller pursuant to this Section 7.07 if, through no fault or knowledge of Buyer, a third party unaffiliated with Buyer sells any Covered Products in the Japanese market; PROVIDED that if Buyer learns of such diversion of Covered Products into the Japanese market by a third party, Buyer shall use its best efforts to cease selling Covered Products to such third party.

           SECTION 7.08. CERTAIN ACTIONS. Buyer agrees not to take any of the actions set forth in Schedule I.

                                  ARTICLE VIII

                                MUTUAL COVENANTS

          Each of Seller and Buyer covenants and agrees as follows:

           SECTION 8.01. CONSENTS. Buyer acknowledges that consents and waivers with respect to the transactions contemplated by this Agreement and the Other Transaction Documents may be required from parties to contracts that are Acquired Assets or Assumed Liabilities, or contracts to which a Clairol Entity is a party, including the Contracts listed in the Seller Disclosure Schedule (collectively, the "TRANSFERRED CONTRACTS") or with respect to environmental permits or other assets and that such consents and waivers have not been

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obtained. Buyer agrees that Seller shall not have any liability whatsoever to
Buyer arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any Transferred Contract as a result thereof. Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, and no condition shall be deemed not satisfied, as a result of (a) the failure to obtain any such consent or waiver, (b) any such termination or (c) any lawsuit, action, proceeding or investigation commenced or threatened by or on behalf of any person arising out of or relating to the failure to obtain any such consent or any such termination. Prior to the Closing, Seller and Buyer will use commercially reasonable efforts to obtain all such consents and waivers; PROVIDED, HOWEVER, that such efforts shall not include any requirement of Seller or any of its Affiliates to expend money, commence, defend or participate in any litigation, incur any obligation in favor of, or offer or grant any accommodation (financial or otherwise) to, any third party, and all costs and expenses related to seeking and obtaining such consents and waivers shall be for Buyer's account.

           SECTION 8.02. COOPERATION. Buyer and Seller shall cooperate with each other, and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other, for a period of 60 days after the Closing to ensure the orderly transition of the Acquired Business from Seller to Buyer and to minimize any disruption to the respective businesses of Seller, Buyer and the Acquired Business, that might result from the transactions contemplated hereby. After the Closing, upon reasonable written notice, Buyer and Seller shall furnish or cause to be furnished to each other and their employees, counsel, auditors and representatives access, during normal business hours, to such information and assistance relating to the Acquired Business as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax claim or assessment. The obligation to cooperate pursuant to the preceding sentence insofar as it concerns Taxes shall terminate at the time the relevant applicable statute of limitations expires (giving effect to any extension thereof). Each party shall reimburse the other for reasonable out-of-pocket costs and expenses incurred in assisting the other pursuant to this
Section 8.02. Neither party shall be

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required by this Section 8.02 to take any action that would unreasonably interfere with the conduct of its business or unreasonably disrupt its normal operations (or, in the case of Buyer, the Acquired Business).

           SECTION 8.03. PUBLICITY. Seller and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior consent of the other party (which consent shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States or foreign securities exchange, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

           SECTION 8.04. BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement (including the provisions set forth in Sections 8.01 and 8.05), each party shall use its best efforts to cause the Closing to occur. Without limiting the foregoing or the provisions set forth in Section 8.05 and without limiting the requirements for Closing set forth in Section 2.01(a), Buyer and Seller shall use their respective best efforts to cause the Closing to occur on or prior to the Six Month Anniversary or as soon as practicable thereafter. Except as expressly provided in Section 8.05(c), each of Seller and Buyer shall not, and shall not permit any of their respective Affiliates to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the purchase and sale of the Clairol Shares, the International Shares and the Acquired Assets and the assignment and assumption of the Assumed Liabilities set forth in Article III not being satisfied.

           (b) Except as expressly provided in Section 8.05(c), Buyer shall use its best efforts to have any restraint or prohibition of the type described in clause (z) of the proviso to Section 2.01(a)(ii) terminated as promptly as practicable.

           (c) Buyer and Seller agree that Seller's right to (i) receive interest on the Purchase Price after the Six Month Anniversary pursuant to
Section 1.01(a), (ii) terminate this Agreement pursuant to Section 13.01(d) and
(iii) receive the payment specified in Section 13.03 upon a termination pursuant to Section 13.01(d), do not, in any manner, reduce, lessen,

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alter, modify or otherwise change Buyer's obligations under this Section 8.04 to use its best efforts to cause the Closing to occur (including its obligation to use best efforts to cause the Closing to occur on or prior to the Six Month Anniversary or as soon as practicable thereafter) or to cause any restraint or prohibition of the type described in clause (z) of the proviso to Section 2.01(a)(ii) to be lifted or terminated.

           SECTION 8.05. ANTITRUST NOTIFICATION AND OTHER REGULATORY FILINGS.
(a) Each of Seller and Buyer shall as promptly as practicable, but in no event later than five business days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form required for the transactions contemplated hereby. Each of Buyer and Seller shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC and the DOJ and shall comply with any such inquiry or request as promptly as practicable, but in no event later than five business days after receipt of such inquiry or request. Any such notification and report form and supplemental information shall be in substantial compliance with the requirements of the HSR Act. Each of Seller and Buyer shall use its best efforts to obtain any clearance required under the HSR Act for the Transaction.

           (b) Seller and Buyer shall make any required regulatory filings, and shall use their best efforts to obtain any required regulatory consents, authorizations, orders, approvals and declarations outside the United States, in each case as promptly as practicable after the execution and delivery of this Agreement, including filings under the Mexican Merger Regulation, the Canada Competition Act and the merger control acts in the United Kingdom and Germany and the Irish Mergers Act.

           (c) Seller and Buyer shall further use their best efforts to (i) if and to the extent Buyer so elects, contest any Antitrust Proceeding until each such Antitrust Proceeding is either resolved pursuant to a final nonappealable court order or Buyer has determined not to further contest such Antitrust Proceeding and (ii) once all such Antitrust

Proceedings are so resolved or abandoned by Buyer, take such actions as may be necessary to resolve any objections as may be asserted by any Governmental Entity to obtain all necessary clearances and approvals under the U.S. Antitrust Laws. Subject to Buyer's obligations pursuant to Section 8.05(a) to keep Seller apprised of the status of the regulatory process, Buyer shall control the regulatory process to obtain all such clearances and consents under the U.S. Antitrust Laws (including all Antitrust Proceedings), subject to Seller's right to participate therein. Seller shall not have independent substantive contacts with any Governmental Entities administering the U.S. Antitrust Laws with respect to the transactions contemplated hereby (unless Seller is otherwise advised by its counsel that it is advisable for Seller to do so).

           (d) Buyer and Seller agree that Seller's right to (i) receive interest on the Purchase Price after the Six Month Anniversary pursuant to
Section 1.01(a), (ii) terminate this Agreement pursuant to Section 13.01(d) and
(iii) receive the payment specified in Section 13.03 upon a termination pursuant to Section 13.01(d), do not, in any manner, reduce, lessen, alter, modify, or otherwise change Buyer's obligations under this Section 8.05 to use its best efforts to obtain any clearance required under the HSR Act for the Transaction and any other required regulatory consents, authorizations, orders, approvals and declarations outside the United States.

           SECTION 8.06. RECORDS. As soon as practicable on or after the Closing Date, Seller shall deliver or cause to be delivered to Buyer all Records, if any, in the possession of Seller and its Affiliates relating to the Acquired Business to the extent not then in the possession of the Clairol Entities, subject to the following exceptions:

      (i) Buyer recognizes that certain Records may contain incidental information relating to the Acquired Business or may relate primarily to subsidiaries or divisions of Seller other than the Acquired Business and that Seller may retain such Records and shall provide copies of the relevant portions thereof to Buyer;

      (ii) Seller may retain all Records prepared in connection with the Transaction, including bids received from other parties and analyses relating to the Acquired Business; and

      (iii) Seller may retain any Tax returns, reports or forms, and Buyer shall be provided with copies of such returns, reports or forms only to the extent that they relate to the Company's or the Clairol Subsidiaries' separate returns or separate Tax liability.

      SECTION 8.07. SUPPORT SERVICES. Seller and its Affiliates provide certain support services, including accounting, office, sales and distribution, corporate management, information management, tax, legal, financial, treasury, strategic sourcing, logistics, trademark maintenance, and employee compensation and benefits services ("SUPPORT SERVICES") to the Acquired Business. Buyer acknowledges that, except to the extent provided in the Transitional Services Agreements, all Support Services will be terminated as of the Closing Date.

      SECTION 8.08. COLLECTION OF RECEIVABLES; FORWARDING OF PAYMENTS. From and after the Closing, Buyer and each of the Buyer Subsidiaries and Clairol Entities, as applicable, shall have the right and authority to collect for its own account all Receivables and other related items that are included in the Acquired Assets and to endorse with the name of Seller or an Affiliate of Seller, as applicable, any checks or drafts received with respect to any Receivables or such other related items. Seller shall, or shall cause its Affiliates to, promptly deliver to Buyer, the Buyer Subsidiaries and the Clairol Entities, as applicable, any cash or other property received directly or indirectly by it with respect to the Receivables and such other related items. Buyer shall, or shall cause its Affiliates to, promptly deliver to Seller and its Affiliates, as applicable, any cash or other property received directly

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or indirectly by it with respect to the Excluded Receivables or any other
Excluded Assets.

      SECTION 8.09 ADVISORY COMMITTEES. Seller and Buyer shall establish four advisory committees (the "ADVISORY COMMITTEES"), which shall each act as a forum in which issues and disputes arising under the International Sales and Distribution Transitional Services Agreement, the GBS Transitional Services Agreement, the CMO Transitional Services Agreement and the IM Transitional Services Agreement, respectively, can be evaluated and discussed. Each Advisory Committee will consist of four members, with Buyer eligible to designate two members and Seller eligible to designate two members. Seller and Buyer agree that they shall designate the members of each Advisory Committee within thirty days following the date of this Agreement, and shall cause each Advisory Committee to establish guidelines governing its operation and function within sixty days following the date of this Agreement.

      SECTION 8.10. TRANSITIONAL RELABELING SERVICES. Seller agrees that, not less than thirty days prior to the Closing Date, it will provide written notice to Buyer if Seller or its Affiliates will require Buyer or its Affiliates to perform relabeling services that, as a result of the Transaction, are required to comply with Applicable Laws after the Closing ("TRANSITIONAL RELABELING SERVICES"). Buyer agrees that, not less than thirty days prior to the Closing Date, it will provide written notice to Seller if Buyer or its Affiliates will require Seller or its Affiliates to perform Transitional Relabeling Services. Any notice provided pursuant to this Section 8.10 shall describe the Transitional Relabeling Services, including the nature of such services and the countries in which they will be necessary. Seller and Buyer further agree that, to the extent any such notice is provided, they will agree on a fee for such services based on the fully burdened costs of the party responsible for providing the services, and the Schedules to the International Sales and Distribution Transitional Services Agreement shall be appropriately modified to reflect such services and the related fees for such services.

                                   ARTICLE IX

                          EMPLOYEE AND RELATED MATTERS

          SECTION 9.01. EMPLOYEE MATTERS. (a) Effective as of the Closing Date, Buyer, shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, assume and be responsible for all employment and employee benefit-related matters, obligations and liabilities that are payable on or after the Closing Date, regardless of whether such liabilities arise before, on or after the Closing Date, with respect to all persons who are employees of the Acquired Business immediately before the Closing Date, including active employees, employees on leave of absence or vacation, employees on short-term or long-term disability, employees represented by bargaining unit representatives and persons employed within and outside the United States (collectively, the "EMPLOYEES"), except as specifically provided otherwise in this Article IX. From and after the Closing Date, (i) Buyer and the Clairol Entities shall assume and have all responsibilities, liabilities and obligations with respect to the Employees and their beneficiaries, including any claims incurred at any time, and (ii) Seller and its Affiliates shall have no responsibilities, liabilities or obligations with respect to the Employees and their beneficiaries, except as specifically provided otherwise in this Article IX.

           (b) The provisions of this Article IX shall apply to all Employees, including Employees based in locations outside the United States. The term "Employee" includes all employees of the CMO, other than BMS Retained Employees (as defined in the CMO Transitional Services Agreement).

           (c) In addition to the foregoing, effective as of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries to, assume all contracts, obligations and liabilities with respect to independent contractors of Seller, the Seller Entities and the Clairol Entities that relate primarily to the Acquired Business (including any sales agents and other independent contractors who are not Employees).

           (d) Seller has provided to Buyer a list (by name or by category and number) of all Employees of the Acquired Business who are employees of the Clairol Entities, as well as all Employees who are not employees of the Clairol Entities, and all independent contractors of Seller, the Seller Entities and the Clairol Entities that relate primarily to the Acquired

Business. Seller shall provide Buyer with an updated list on the Closing Date, which shall reflect any employment terminations and new hires in the ordinary course of business consistent with this Agreement.

           SECTION 9.02. BARGAINING UNIT EMPLOYEES. From and after the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries, if applicable, to, assume the collective bargaining agreement between Clairol, Inc. and Local 300S, Production Service & Sales District Council, U.F.C.W. AFL-CIO- CLC and any other collective bargaining or labor agreements with respect to Employees previously disclosed to Buyer (collectively, the "COLLECTIVE BARGAINING AGREEMENTS"), and shall assume all liabilities and obligations under the Collective Bargaining Agreements arising under, inter alia, the terms of the Collective Bargaining Agreements, the National Labor Relations Act, the Labor Management Relations Act and all other laws and regulations applicable in the jurisdictions in which Employees are employed, and Seller and its Affiliates shall have no liability in connection with the Collective Bargaining Agreements with respect to Employees and their beneficiaries.

           SECTION 9.03. CONTINUITY OF EMPLOYMENT. (a) Buyer and Seller intend that there shall be continuity of employment with respect to all Employees as of the Closing Date. Buyer shall, or shall cause the Buyer Subsidiaries to, offer employment to each Employee as of the Closing Date, or, as applicable, shall cause the Clairol Entity that presently employs each Employee to continue the Employee's employment as of the Closing Date, in all cases on substantially the same terms and conditions as are applicable to such Employees immediately before the Closing Date.

           (b) Notwithstanding anything in this Agreement to the contrary, as of the Closing Date, Buyer shall, or shall cause, the Buyer Subsidiaries and the Clairol Entities to, continue the employment of Employees based in locations outside the United States as required by the Acquired Rights Directive or any similar law in the relevant jurisdiction, and shall grant for a period of not less than that provided for by local country law, substantially the same terms and conditions of employment that apply to such Employees immediately prior to the Closing Date. The term "ACQUIRED RIGHTS DIRECTIVE" shall mean the "European Council Directive of February 14, 1977 on the Approximation of the Laws of the Member States relating to the Safeguarding of Employee's Rights in the Event of Transfers of Undertakings, Business or Parts of Businesses"

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(77/187/EC), as amended, and its subsequent transposition into local laws. In addition, notwithstanding anything in this Agreement to the contrary, as of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, offer and continue the employment of the Employees on the same terms and conditions as in effect before the Closing Date, where necessary to avoid the imposition of severance or similar obligations on Seller or its Affiliates or where otherwise required by law.

           (c) For not less than 18 months following the Closing Date (the "CONTINUATION PERIOD"), Buyer shall maintain, or, where applicable, shall cause the Buyer Subsidiaries and the Clairol Entities to maintain (to the extent permitted by law), compensation arrangements, employee benefit plans, and perquisites with respect to Employees that are comparable in the aggregate to those provided to such Employees by Seller and its Affiliates immediately prior to the Closing Date. In the alternative, during the Continuation Period, Buyer may replace or, where applicable, cause the Buyer Subsidiaries and the Clairol Entities to replace (to the extent permitted by law), Seller's compensation arrangements, employee benefit plans and perquisites with compensation arrangements, employee benefit plans and perquisites that are comparable in the aggregate to those provided to similarly situated employees of Buyer and the Buyer Subsidiaries, PROVIDED that Employees shall either be treated entirely under the first sentence or entirely under the second sentence of this Section 9.03(c). With respect to Buyer's stock-based plans, all Employees in Seller's grades D-8 and above, and at least 50% of the Employees in Seller's grades D-6 and D-7, shall receive stock awards from Buyer in accordance with this Section
9.03 immediately after the Closing, and Employees' stock awards shall provide for full vesting upon termination of employment in circumstances that entitle such Employees to severance benefits under Section 9.08.

           (d) Buyer shall cause Employees' service with Seller and its Affiliates before the Closing Date to be credited for all purposes for which such service was recognized by Seller and its Affiliates with respect to all employee benefit plans and arrangements and employment-related entitlements provided, maintained or contributed to by Buyer, the Buyer Subsidiaries and the Clairol Entities for Employees on or after the Closing Date, except as specifically provided otherwise in this Article IX.

           (e) Nothing in this Agreement shall be deemed to prohibit the termination of any Employee's employment or the modification of any benefit plans and arrangements, consistent with applicable law and the requirements of Sections 9.03(b) and (c).

           SECTION 9.04. PENSION PLAN. Seller shall retain responsibility for all benefits accrued before the Closing Date by Employees under the Bristol-Myers Squibb Company Retirement Income Plan (the "Seller's Pension Plan"), and neither Buyer, the Buyer Subsidiaries nor any of their Affiliates shall have any liability with respect to the Seller's Pension Plan. As of the Closing Date, all Employees shall have a fully vested interest in their accrued benefits under the Seller's Pension Plan. Employees who, on the Closing Date, are participants in the Seller's Pension Plan shall be immediately eligible on the Closing Date for participation under the terms of the Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan ("PST PLAN"). Employees shall receive credit for their service with Seller and its Affiliates prior to the Closing Date for all purposes under the PST Plan, including for the purposes of eligibility, vesting and contribution formulas.

           SECTION 9.05. SAVINGS AND INVESTMENT PLAN. (a) Effective as of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, have in effect a profit-sharing plan in accordance with Section
9.03 hereof that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the "BUYER'S 401(k) PLAN") and is intended to be qualified pursuant to Section 401(a) of the Code. Buyer shall cause Buyer's 401(k) Plan to accept direct rollover contributions (within the meaning of Section 401(a)(31) of the Code and the regulations promulgated thereunder) of Employee account balances which are made in the form of cash and/or outstanding Employee loan balances from the Bristol-Myers Squibb Company Savings and Investment Program (the "SELLER'S 401(k) PLAN"). Employees shall have a fully vested interest in their accounts under the Seller's 401(k) Plan, and in any accounts transferred to the Buyer's 401(k) Plan. Neither Buyer, the Buyer Subsidiaries, Buyer's 401(k) Plan nor any of their Affiliates shall have or assume any liability in connection with Seller's 401(k) Plan (except with respect to accounts that are transferred as described above).

           SECTION 9.06. NON-QUALIFIED PLANS. (a) Effective as of the Closing Date, Buyer shall, or shall cause the Buyer

Subsidiaries and the Clairol Entities to, have in effect non-qualified defined benefit and defined contribution plans that provide benefits to Employees who are participating in Seller's Benefit Equalization Plans and Key International Pension Plan before the Closing Date, in accordance with Section 9.03 above.

           (b) The non-qualified defined contribution plans of Buyer, the Buyer Subsidiaries and the Clairol Entities ("BUYER'S BEP-SIP") shall provide those Employees who are participating before the Closing Date in the Benefits Equalization Plan of Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Savings and Investment Program ("SELLER'S BEP-SIP") with an account balance under Buyer's BEP-SIP equal to the Employees' account balance under Seller's BEP-SIP as of the Closing Date. Buyer shall, and shall cause the Buyer Subsidiaries and the Clairol Entities to, assume and be responsible for paying all benefits accrued by Employees under Seller's BEP-SIP before the Closing Date.

           (c) Seller shall retain responsibility for all benefits accrued before the Closing Date by Employees under (i) the Benefits Equalization Plan of Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Retirement Income Plan or the Bristol-Myers Squibb Company Puerto Rico, Inc. Retirement Income Plan ("SELLER'S BEP-RIP") and (ii) Seller's Key International Pension Plan ("SELLER'S KIP"). Neither Buyer, the Buyer Subsidiaries, the Clairol Entities nor any plan of Buyer, the Buyer Subsidiaries, or the Clairol Entities shall have or assume any liability with respect to Seller's BEP-RIP or Seller's KIP.

           SECTION 9.07. WELFARE BENEFIT PLANS. (a) Effective as of the Closing Date, Buyer shall, and shall cause the Buyer Subsidiaries and the Clairol Entities to, offer the Employees and their eligible dependents participation in welfare benefit plans and programs of Buyer (the "BUYER WELFARE BENEFIT PLANS"), including medical, dental, life insurance, accident, survivor, short term disability, long term disability, long term care, flexible benefit, adoption assistance and other welfare benefit plans and programs, as applicable, in accordance with Section 9.03. All waiting periods and pre-existing condition clauses shall be waived under the Buyer Welfare Benefit Plans for Employees and their eligible dependents who were participating in the welfare benefits plans and programs of Seller and its Affiliates

("SELLER WELFARE BENEFIT PLANS") before the Closing Date. Buyer shall cause the Buyer Welfare Benefit Plans to recognize any out-of-pocket medical and dental expenses incurred by each of the Employees and their eligible dependents prior to the Closing Date and during the calendar year in which the Closing Date occurs for purposes of determining deductibles and out-of-pocket maximums under the Buyer Welfare Benefit Plans.

           (b) Seller shall retain responsibility for (i) all claims incurred by Employees under Seller's health and dental plans before the Closing Date and
(ii) all stock options and restricted stock granted to Employees under Seller's equity plans before the Closing Date, and Buyer shall not be responsible for such health and dental claims, stock options and restricted stock. In addition, Buyer shall not be responsible for any dependent life insurance and other insured benefit claims that are incurred by Employees before the Closing Date, to the extent that such claims are paid by the insurance carrier to the Employees according to the terms of the applicable insurance contracts maintained by Seller.

           (c) Buyer agrees to provide or cause to be provided under the Buyer Welfare Benefit Plans to each Employee who retires on or after the Closing Date and during the Continuation Period, and their dependents, health care benefits and coverage that are comparable in the aggregate to those set forth in the Comprehensive Medical Plan Summary Plan Description for Retirees of Bristol-Myers Squibb Company, or such other retiree benefit plan or arrangement of Seller or its Affiliates that is applicable to the Employee immediately before the Closing Date (or that would have been applicable had the Employee been eligible to retire immediately before the Closing Date), in accordance with
Section 9.03. If Employees are eligible to receive health care benefits under Seller's retiree plans on or after the Closing Date, Buyer agrees that Seller's retiree plans shall be secondary to the Buyer Welfare Benefit Plans (both active and retiree plans).

           (d) Effective as of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, have in effect a health care and dependent care reimbursement account plan (the "BUYER REIMBURSEMENT PLAN"), in accordance with Section 9.03. Buyer's Reimbursement Plan shall give full effect to, and continues in effect, salary reduction elections made under the health care and dependent care reimbursement account plans of Seller and its Affiliates as in effect on the Closing Date (the "Seller Reimbursement Plan"). The Seller Reimbursement Plan shall transfer to the

Buyer Reimbursement Plan an amount equal to the aggregate account balances of Employees as of the Closing Date under the Seller Reimbursement Plan. Buyer shall reimburse Seller on a dollar-for-dollar basis for forfeitures of the Employee accounts under the Buyer Reimbursement Plan that relate to the calendar year in which the Closing Date occurs.

           (e) Effective as of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, assume all responsibilities and obligations for continuation coverage under Sections 601 ET SEQ. of ERISA (COBRA obligations) and any state continuation coverage requirements with respect to the Employees and their beneficiaries.

           SECTION 9.08. SEVERANCE. Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, adopt and maintain, effective as of the Closing Date, one or more severance policies which shall be identical in all material respects (including the Rule of 70 provisions, as described in Seller's written communications to Employees) to the terms of the severance policies of Seller and its Affiliates applicable to Employees as in effect on the Closing Date (the "SELLER SEVERANCE POLICIES") and which shall be enhanced as described in Exhibit N (the "ENHANCED SEVERANCE PROGRAM"). Buyer shall cause the Enhanced Severance Program to be maintained for Employees whose employment terminates on or after the Closing Date and during the Continuation Period. Buyer and the Buyer Subsidiaries shall assume and be responsible for paying any severance obligations (including termination indemnities, notice liabilities and statutory severance obligations) that are payable as a result of the transactions contemplated by this Agreement, or that are otherwise payable with respect to Employees on or after the Closing Date.

           SECTION 9.09. VACATION BENEFITS. As of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, recognize all of the Employees' accrued and unused vacation benefits consistent with the terms of the vacation policies of Seller and its Affiliates applicable to Employees as in effect on the Closing Date.

           SECTION 9.10. RELOCATION BENEFITS. As of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, provide each eligible Employee with relocation benefits that are comparable in the aggregate to the relocation policies of Seller and its Affiliates that are applicable to such Employees on the Closing Date. Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, perform or cause to be performed all obligations of Seller and its Affiliates with respect to Employees' existing relocation arrangements, and Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, have all rights and obligations of Seller and its Affiliates under such relocation arrangements with respect to Employees.

           SECTION 9.11. EXPATRIATES. As of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, assume all obligations and responsibilities with respect to each Employee who is or was temporarily assigned to work at a location outside such Employee's home country ("EXPATRIATES") as of the Closing Date as disclosed to Buyer. Such obligations and responsibilities shall include, without limitation, compensation increments, housing expenses, travel expenses, relocation expenses and all other applicable benefits, all of which shall be provided by Buyer according to the terms of the Employee's agreement with Seller and its Affiliates as in effect before the Closing Date. Buyer and Seller shall take all actions necessary so that Buyer, the Buyer Subsidiaries and the Clairol Entities shall have all rights and obligations of Seller and its Affiliates with respect to Expatriates, including rights and obligations under tax equalization agreements with the Expatriates.

           SECTION 9.12. OTHER AGREEMENTS AND BENEFITS. Without limiting the foregoing, as of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, assume all liabilities, and perform or cause to be performed all obligations, of Seller or its Affiliates under the following agreements, programs and policies in effect with respect to Employees as of the Closing Date as disclosed to Buyer: (i) employment and supplemental benefit agreements with respect to Employees based in countries outside the United States, (ii) tuition assistance programs and automobile policies, and
(iii) statutory benefits applicable to Employees and their beneficiaries.

           SECTION 9.13. ANNUAL BONUSES. As of the Closing Date, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, assume responsibility for, and pay, all annual bonuses that are payable to Employees for the year

2001, including bonuses accrued before the Closing Date under the annual bonus plans of Seller and its Affiliates.

           SECTION 9.14. RETENTION BONUS ARRANGEMENTS. (a) To the extent so requested by Seller, Buyer shall, or shall cause the Buyer Subsidiaries and the Clairol Entities to, administer and make any and all retention bonus payments required to be made to Employees pursuant to the retention bonus arrangements of Seller and its Affiliates that are applicable to the Employees, as set forth in the retention bonus announcements to Employees dated October 2000 from Charles
G. Tharp. Seller shall retain the economic obligation with respect to such retention bonus payments to Employees and shall reimburse Buyer, the Buyer Subsidiaries or the Clairol Entities, as applicable, for the net cost of such retention bonus payments made by Buyer, the Buyer Subsidiaries or the Clairol Entities to Employees.

           (b) In addition to the foregoing, as of the Closing Date, Buyer shall, and shall cause the Buyer Subsidiaries and the Clairol Entities to, provide to Employees the additional retention bonuses described in Exhibit N. Buyer shall be liable for all costs of the retention bonuses described in Exhibit N.

           SECTION 9.15. INTERNATIONAL PENSION AND SAVINGS PLANS. Appendix A sets forth provisions that are applicable to certain pension and savings plans maintained for Employees based outside the United States.

                                    ARTICLE X

                               FURTHER ASSURANCES

          SECTION 10.01. FURTHER ASSURANCES. From time to time, as and when requested by either party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (subject to the provisions of Sections 8.01, 8.04 and 8.05), as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

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                                   ARTICLE XI

                                 INDEMNIFICATION

          SECTION 11.01. TAX INDEMNIFICATION. (a) Seller shall indemnify Buyer and its Affiliates (including the Clairol Entities) and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Clairol Entities and Taxes relating to the Acquired Assets for the Pre-Closing Tax Period (including any U.S. federal income Taxes imposed on the Company or the U.S. Clairol Subsidiaries as a result of the Code Section 338(h)(10) election contemplated by
Section 12.04 of this Agreement), (ii) all liability for Taxes of the Clairol Entities for any taxable period ending after the Closing Date attributable to Seller's breach of its obligations under Section 12.04, and (iii) all liability as a result of Treasury Regulation sec. 1.1502-6(a) for Taxes of Seller or any other corporation which is or has been affiliated with Seller (other than the Clairol Entities). Notwithstanding the foregoing, Seller shall not indemnify and hold harmless Buyer and its Affiliates (including the Clairol Entities) and each of their respective officers, directors, employees or agents, from any liability for Taxes attributable to any action taken on or after the Closing Date by Buyer, any of its Affiliates (including the Clairol Entities), or any transferee of Buyer or any of its Affiliates (other than any such action expressly required by Applicable Law or by this Agreement) (a "BUYER TAX ACT") or attributable to a breach by Buyer of its obligations under this Agreement.

           (b) Buyer shall, and shall cause the Buyer Subsidiaries and Clairol Entities to, indemnify Seller and its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives and hold them harmless from (i) all liability for Taxes of the Clairol Entities and Taxes relating to the Acquired Assets for any taxable period ending after the Closing Date (except to the extent such taxable period began before the Closing Date, in which case Buyer's indemnity will cover only that portion of any such Taxes that are not for the Pre-Closing Tax Period) and (ii) all liability for Taxes attributable to a Buyer Tax Act or to a breach by Buyer of its obligations under this Agreement.

           (c) In the case of any taxable period that includes (but does not end on) the Closing Date (a "STRADDLE PERIOD"):

          (i) real, personal and intangible property Taxes ("PROPERTY TAXES") of the Clairol Entities and Property Taxes relating to the Acquired Assets allocable to the Pre-Closing Tax Period shall be equal to the amount of such Property Taxes for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the Pre-Closing Tax Period and the denominator of which is the number of days in the Straddle Period; and

         (ii) the Taxes of the Clairol Entities and Taxes relating to the Acquired Assets (other than Property Taxes) allocable to the Pre-Closing Tax Period shall be computed as if such taxable period ended as of the close of business on the Closing Date.

           SECTION 11.02. OTHER INDEMNIFICATION BY SELLER. (a) Except as relates to Taxes, for which the sole indemnification is provided in Section 11.01, Seller shall indemnify Buyer, its Affiliates (including the Clairol Entities) and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Seller contained in this Agreement or in any certificate delivered pursuant hereto, in each case, which survives the Closing, (ii) any breach of any covenant of Seller contained in this Agreement or any Other Transaction Document, (iii) any failure of Seller to perform or satisfy any employee benefit obligations or liabilities specifically retained by Seller under Article IX, (iv) all Excluded Liabilities or (v) any breach by Buyer or any of its Affiliates of the Agreements set forth in Section 11.02(a)(v) of the Seller Disclosure Schedule. Notwithstanding the foregoing, (A) Seller shall not have any liability under clause (i) or clause
(ii) of this Section 11.02(a) (in the case of clause (ii), only with respect to breaches of covenants that occur prior to Closing) unless the aggregate of all losses, liabilities, costs and expenses relating thereto for which Seller would, but for this clause (A), be liable exceeds on a cumulative basis an amount equal to 1% of the Purchase Price, and then only to the extent of any such excess; (B) Seller shall not have any liability under clause (i) or clause (ii) of this Section 11.02(a) (in the case of clause (ii), only with respect to breaches of covenants that occur prior to Closing) for any individual item or series of related items where the loss, liability, cost or expense relating thereto is less than $250,000 and such items shall not be aggregated for purposes of the foregoing clause (A) of this Section 11.02(a); (C) Seller's liability under clause (i) or clause (ii) of this Section 11.02(a) (in the case of clause (ii), only with respect to breaches of covenants that occur prior to Closing) shall in no event exceed 20% of the Purchase Price; and (D) Seller shall not have any liability under this Section 11.02(a) to the extent the liability or obligation arises as a result of any action taken or omitted to be taken by Buyer or any of its Affiliates. Notwithstanding the foregoing, the limitations of clauses (A), (B) and (C) of the preceding sentence shall not apply to any employee benefit obligations or liabilities specifically retained by Seller pursuant to the provisions of Article IX or any Excluded Liabilities. In no event shall Seller be obligated to indemnify Buyer or any other person with respect to any matter to the extent that such matter was reflected in the calculation of the adjustment to the Purchase Price, if any, pursuant to Section 2.02.

           (b) Buyer further acknowledges and agrees that, should the Closing occur, its sole and exclusive remedy with respect to any and all claims relating to this Agreement, any Other Transaction Document, any document or certificate delivered in connection herewith, the transactions contemplated hereby, the Clairol Shares, the International Shares, the Acquired Assets, the Assumed Liabilities or the Clairol Entities or their respective assets, liabilities and business (other than claims of, or causes of action arising from, fraud) or any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise, shall be pursuant to the indemnification provisions set forth in this
Article XI. In furtherance of the foregoing, Buyer hereby waives, from and after the Closing, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it or any of its Affiliates (including the Clairol Entities) may have against Seller and its Affiliates arising under or based upon this Agreement, any Other Transaction Document, any document or certificate delivered in connection herewith, or any Federal, state, local or foreign statute, law, ordinance, rule or regulation or otherwise (except pursuant to the indemnification provisions set forth in this Article XI).

           SECTION 11.03. OTHER INDEMNIFICATION BY BUYER. Except as relates to Taxes, for which the sole indemnification is provided in Section 11.01, Buyer shall, and shall cause the Buyer Subsidiaries and Clairol Entities to, indemnify Seller, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from (i) any breach of any representation or warranty of Buyer contained in this Agreement or in any certificate delivered pursuant hereto, in each case, which survives the Closing, (ii) any breach of any covenant of Buyer contained in this Agreement or any Other Transaction Document, (iii) any guarantee or obligation or liability given or made by Seller or an Affiliate of Seller with respect to any obligation or any Assumed Liability set forth in clause (iv),(v) or (vi) below (each, a "SELLER GUARANTEE"), (iv) all Assumed Liabilities, (v) any obligations assumed or retained by Buyer, the Buyer Subsidiaries or the Clairol Entities pursuant to
Article IX, (vi) all obligations and liabilities of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, whether arising before, on or after the Closing Date, of the Clairol Entities, including any such obligations or liabilities under any agreement, lease, license, permit, plan or commitment to which any Clairol Entity is a party or by which any Clairol Entity or any of its properties or assets are bound or the Benefit Plans set forth in Section 4.14 of the Seller Disclosure Schedule or any plan, fund, program, policy, contract or arrangement described in Section 4.14 but not required to be set forth in
Section 4.14 of the Seller Disclosure Schedule (collectively, the "PLANS") (in each case other than items for which indemnification is provided under Section 11.02), (vii) any discontinuance, suspension or modification on or after the Closing Date of any Plan and (viii) any claim that the purchase and sale of the Clairol Shares, the International Shares, the Acquired Assets or the transactions contemplated hereby give rise to any severance or other benefits under any Plan.

           SECTION 11.04. LIMITATIONS ON LIABILITY; COOPERATION. (a) Notwithstanding any provision herein,
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                                                                              70

neither Seller nor Buyer shall in any event be liable to the other party or its Affiliates, officers, directors, employees, stockholders, agents or representatives on account of any indemnity obligation set forth in Section
11.02 or 11.03 for any indirect, consequential, special, incidental or punitive damages (including, but not limited to, lost profits, loss of use, damage to goodwill or loss of business).

           (b) Buyer and Seller shall cooperate with each other with respect to resolving any claim or liability with respect to which one party is obligated to indemnify the other party hereunder including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

           SECTION 11.05. LOSSES NET OF INSURANCE, ETC. The amount of any loss, liability, claim, damage, expense or Tax for which indemnification is provided under this Article XI shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies with respect to such loss, liability, claim, damage, expense or Tax (collectively, a "LOSS") and shall be reduced to take account of any net Tax benefit (including as a result of any basis adjustment) of the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss. Any indemnity payment under this Agreement shall be treated as an adjustment to the Purchase Price for Tax purposes, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United States Federal income Tax purposes.

           SECTION 11.06. TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto (a) pursuant to Section 11.01, shall terminate at the time the applicable statutes of limitation with respect to the Tax liabilities in question expire (giving effect to any extension thereof), (b) pursuant to Sections 11.02(a)(i) and 11.03(i), shall terminate when the applicable representation or warranty terminates pursuant to Article XIV and (c) pursuant to Sections 11.02(a)(ii) and 11.03(ii), in each case with respect to breaches of covenants that occur prior to the Closing, shall terminate eighteen months after the Closing Date and (d) pursuant to the other clauses of Sections 11.02 and 11.03 shall not terminate; PROVIDED, HOWEVER, that as to clauses (a), (b) and (c) above such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified or the related party thereto shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim (stating in reasonable detail the basis of such claim) to the indemnifying party.

           SECTION 11.07. PROCEDURES RELATING TO INDEMNIFICATION FOR THIRD PARTY CLAIMS. In order for a party (the "INDEMNIFIED PARTY") to be entitled to any indemnification provided for under this Agreement (other than indemnification for a Tax Claim under Section 11.01 which shall be governed by Section 11.09) in respect of, arising out of or involving a claim or demand made by any person against the indemnified party (a "THIRD PARTY CLAIM"), such indemnified party must notify the indemnifying party in writing, and in reasonable detail, of the Third Party Claim within 10 business days after receipt by such indemnified party of written notice of the Third Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

           If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges its obligation to indemnify the indemnified party therefor, to assume the defense thereof with counsel selected by the indemnifying party; PROVIDED, HOWEVER, that such counsel is not reasonably objected to by the indemnified party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for legal expenses subsequently incurred by the indemnified party in connection with the defense thereof, unless the indemnified party retains its own counsel due to a mutually agreed upon conflict of interest. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel (not reasonably objected to by the indemnifying party), at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has failed to assume the defense thereof (other than during the period prior to the time the indemnified party shall have given notice of the Third Party Claim as provided above).

           If the indemnifying party so elects to assume the defense of any Third Party Claim, all of the indemnified parties shall cooperate with the indemnifying party in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld).

           SECTION 11.08. PROCEDURES RELATED TO INDEMNIFICATION FOR OTHER CLAIMS (OTHER THAN TAX CLAIMS UNDER SECTION 11.01). In the event any indemnified party should have a claim against any indemnifying party under Section 11.02 or 11.03 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver notice of such claim with reasonable promptness to the indemnifying party. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to such indemnified party under Section 11.02 or 11.03, except to the extent that the indemnifying party demonstrates that it has been materially prejudiced by such failure.

           SECTION 11.09. PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS.
(a) If one party is responsible for the payment of Taxes pursuant to Section
11.01

(the "TAX INDEMNIFYING PARTY"), and the other party to this Agreement (the "TAX INDEMNIFIED PARTY") receives notice of any deficiency, proposed adjustment, assessment, audit, examination, suit, dispute or other claim (a "TAX CLAIM") with respect to such Taxes, the Tax Indemnified Party shall promptly notify the Tax Indemnifying Party in writing of such Tax Claim. If notice of a Tax Claim is not given to the Tax Indemnifying Party within a sufficient period of time to allow such party effectively to contest such Tax Claim, or in reasonable detail to apprise such party of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the Tax Indemnifying Party shall not be liable to the Tax Indemnified Party (or, any of its Affiliates or any of their respective officers, directors, employees, stockholders, agents or representatives) to the extent that the Tax Indemnifying Party position is materially prejudiced as a result thereof.

           (b) With respect to any Tax Claim, for which the Tax Indemnified Party has not waived its rights to indemnification for Taxes under this Agreement, the Tax Indemnifying Party shall assume and control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; PROVIDED, HOWEVER, that in the case of a Tax Claim relating solely to Taxes with respect to any Clairol Entity for a Straddle Period, Seller and Buyer shall jointly control all proceedings taken in connection with any such Tax Claim.

           (c) The Tax Indemnified Party and each of its respective Affiliates shall cooperate with the Tax Indemnifying Party in contesting any Tax Claim, which cooperation shall include the retention and (upon the Tax Indemnifying Party's request) the provision to the Tax Indemnifying Party of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

           (d) In no case shall Buyer, the Buyer Subsidiaries, the Clairol Entities or any of their respective officers, directors, employees, stockholders, agents or representatives settle or otherwise compromise any Tax Claim without Seller's prior written consent. Neither party shall settle a Tax Claim relating solely to Taxes of the Company or the Clairol Subsidiaries for a Straddle Period without the other party's prior written consent.

                                   ARTICLE XII

                                   TAX MATTERS

          SECTION 12.01. RESPONSIBILITY FOR PREPARATION AND FILING OF TAX RETURNS AND AMENDMENTS. (a) For any taxable period of the Clairol Entities that includes (but does not end on) the Closing Date, Buyer shall timely prepare and file with the appropriate authorities all Tax returns, reports and forms required to be filed and shall pay all Taxes due with respect to such returns, reports and forms; PROVIDED that Seller shall remit to Buyer not less than ten
(10) days prior to the due date of any such return, report or form any amount owed by Seller pursuant to Section 11.01 with respect to the taxable periods covered by such returns, reports or forms. All such returns shall be prepared on a basis consistent with the past practice of the Clairol Entities and in a manner that does not distort taxable income provided such basis will not subject Buyer to any penalties or fines or such basis is otherwise not prohibited by Applicable Law. Buyer shall furnish such returns to Seller for its approval (which approval shall not be unreasonably delayed or withheld) at least 30 days prior to the due date for filing such returns.

           (b) For any taxable period of the Clairol Entities that ends on or before the Closing Date, Seller shall timely prepare and file with the appropriate authorities all Tax returns, reports and forms required to be filed, and shall pay all Taxes due with respect to such returns, reports and forms. To the extent that they relate to the Clairol Entities, all such returns shall be prepared on a basis consistent with the past practice of Clairol Entities and in a manner that does not distort taxable income. Buyer and Seller agree to cause the Clairol Entities to file all Tax returns, reports and forms for the period including the Closing Date on the basis that the relevant taxable period ended as of the close of business on the Closing Date, unless the relevant taxing authority will not accept a return, report or form filed on that basis.

           (c) Seller shall be responsible for filing any amended, consolidated, combined or unitary Tax returns for taxable years ending on or prior to the Closing Date. For those jurisdictions in which separate Tax returns are filed by the Company or the Clairol Subsidiaries, any required amended returns shall be prepared by Seller and furnished to the Company or the Clairol Subsidiaries, as the case may be, for signature and filing at least 30 days prior to the due date for filing such returns, and the Company or applicable Clairol Subsidiary, as the case may be, shall promptly sign and timely file any such amended return.

           SECTION 12.02. COOPERATION. Each of Seller, the Seller Entities, the Clairol Entities and Buyer shall reasonably cooperate, and shall cause their respective Affiliates, officers, employees, agents, auditors and representatives reasonably to cooperate, in preparing and filing all returns, reports and forms relating to Taxes, including maintaining and making available to each other all records necessary in connection with Taxes and in resolving all disputes and audits with respect to all taxable periods relating to Taxes. Buyer and Seller recognize that Seller and its Affiliates will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information held by the Clairol Entities to the extent such records and information pertain to events occurring prior to the Closing Date; therefore, Buyer agrees, and agrees to cause the Clairol Entities, (a) to use their best efforts to properly retain and maintain such records until such time as Seller agrees that such retention and maintenance is no longer necessary, and (b) to allow Seller and its agents and representatives (and agents or representatives of any of its Affiliates), at times and dates mutually acceptable to the parties, to inspect, review and make copies of such records as Seller may deem necessary or appropriate from time to time, such activities to be conducted during normal business hours and at Seller's expense.

           SECTION 12.03. REFUNDS AND CREDITS. Any refunds or credits of Taxes of the Clairol Entities or Taxes relating to the Acquired Assets for any taxable period ending on or before the Closing Date shall be for the account of Seller. Any refunds or credits of Taxes of the Clairol Entities or Taxes relating to the Acquired Assets for any taxable period beginning after the Closing Date shall be for the account of the Buyer. Any refunds or credits of Taxes of the Clairol Entities or Taxes relating to the Acquired Assets for any

Straddle Period shall be equitably apportioned between Seller and Buyer. Buyer shall, if Seller so requests and at Seller's expense, cause the Clairol Entities to file for and obtain any refunds or credits to which Seller is entitled under this Section 12.03. Buyer shall permit Seller to control the prosecution of any such refund claim and, where deemed appropriate by Seller, shall cause the Clairol Entities to authorize by appropriate powers of attorney such persons as Seller shall designate to represent the Clairol Entities, as applicable, with respect to such refund claim, PROVIDED, HOWEVER, that the prosecution of such could not give rise to Taxes imposed upon any Buyer Indemnified Person. Buyer shall cause the Clairol Entities to forward to Seller any such refund to which it is entitled under this Section 12.03 within 10 days after the refund is received (or reimburse Seller for any such credit within 10 days after the credit is allowed or applied against other Tax liability); PROVIDED, HOWEVER, that any such amounts payable to Seller shall be net of any Tax cost or Tax benefit (including as a result of any basis adjustment) to Buyer or the Clairol Entities, as the case may be, attributable to the receipt of such refund and/or the payment of such amounts to Seller. Seller and Buyer shall treat any payments under the preceding sentence that Seller shall receive pursuant to this Section
12.03 as an adjustment to the Purchase Price, unless a final determination (which shall include the execution of a Form 870-AD or successor form) with respect to the Buyer or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for United Stated Federal income Tax purposes. Notwithstanding the foregoing, the control of the prosecution of a claim for refund of Taxes paid pursuant to a deficiency assessed subsequent to the Closing Date as a result of an audit shall be governed by the provisions of
Section 11.09.

           SECTION 12.04. SECTION 338(h)(10). (a) SECTION 338(h)(10) ELECTIONS. Buyer and Seller shall (i) join in making an election under Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the United States Treasury Regulations promulgated thereunder (the "TREASURY REGULATIONS") and any comparable election under state or local Tax law with respect to Clairol, Inc., any U.S. Clairol Subsidiaries and U.S. legal entity acquired pursuant to these Transaction Documents (the "ELECTIONS"), (ii) provide to the other party any information reasonably requested in reasonable detail by such other party to permit the Elections to be made, (iii) as promptly as practicable following the Closing Date, take all actions reasonably requested in reasonable detail by the other party to effect and preserve timely Elections (including filing such forms, returns, elections, schedules and other documents reasonably requested in reasonable detail by the other party to effect and preserve timely Elections in accordance with the provisions of Section 1.338(h)(10)-1 of the Treasury Regulations (or any comparable provisions of state or local tax law)) and (iv) report Buyer's acquisitions pursuant to this Agreement consistent with such Elections.

           (b) SECTION 338(g) ELECTIONS. Buyer and Seller agree that neither Buyer nor Seller nor any Affiliate of either thereof shall make any election pursuant to Section 338(g) of the Code and the United States Treasury Regulations promulgated thereunder (or any comparable election under state or local Tax law) with respect to any International Clairol Subsidiary.

           SECTION 12.05. PURCHASE PRICE ALLOCATIONS. (a) ALLOCATIONS OF PURCHASE PRICE. As soon as practicable following the Closing Date (but in no event later than sixty (60) calendar days prior to the last date on which an IRS Form 8023 ("FORM 8023") can be filed to provide for the Elections) Seller shall prepare and deliver to Buyer, and Buyer and Seller shall agree on (i) an allocation of that portion of the Purchase Price (as adjusted pursuant to the operation of Section 2.02) attributable to the Clairol Shares pursuant to
Section 1.01(d) among the assets of the Company and each U.S. Clairol Subsidiary and (ii) a completed Form 8023 and the required schedules thereto, providing for each election under Section 338(h)(10) of the Code and Section 1.338(h)(10)-1 of the Treasury Regulations.

           (b) ADJUSTMENTS TO PURCHASE PRICE. Buyer and Seller agree that, to the extent that the Purchase Price is adjusted pursuant to the operation of
Section 2.02, Buyer and Seller, for all Tax purposes (including for purposes of completing or amending Form 8023), shall allocate such adjustment to the item or items to which it is principally attributable.

           (c) PARTIES AGREE TO REPORT THE ELECTIONS, PURCHASE PRICE ALLOCATIONS AND INDEMNITY PAYMENTS CONSISTENTLY. Buyer and Seller agree to file all Tax returns, reports and forms consistent with the Elections and with the allocations described in Section 1.01(d) (including the allocations set forth on Exhibit E) and this Section 12.05 and not to take any position inconsistent therewith for any Tax purpose, unless required by Applicable Law. In addition, Buyer and Seller agree to treat any indemnity payment under Article XI as an adjustment to the Purchase Price (as adjusted pursuant to the operation of Section 2.02) for all Tax purposes, unless otherwise required by Applicable Law.

           (d) DISPUTES BY TAXING AUTHORITY. In the event that any of the allocations described in Section 1.01(d) (including the allocations set forth on Exhibit E) or this Section 12.05 are disputed by any Taxing Authority, the party receiving notice of such dispute shall promptly notify the other party in writing of such dispute, and Buyer and Seller shall cooperate in good faith in responding to such challenge in order to preserve the effectiveness of such allocation.

           SECTION 12.06. TRANSFER TAXES. All transfer, documentary, sales, use, value added, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby ("TRANSFER TAXES") shall be shared equally between Seller and Buyer, and Seller and Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws; PROVIDED, HOWEVER, that all Transfer Taxes which are refundable to or otherwise recoverable by Buyer shall be paid solely by Buyer.

           SECTION 12.07. FIRPTA CERTIFICATE. Seller shall deliver to Buyer at the Closing a certificate in form and substance satisfactory to Buyer, duly executed and acknowledged, certifying any facts that would exempt the transactions contemplated hereby from withholding pursuant to the provisions of the Foreign Investment in Real Property Tax Act.

           SECTION 12.08. BUYER ACTIVITY POST-CLOSING. Buyer shall not, with respect to any Pre-Closing Tax Period, (a) file any amended Tax return with respect to the Clairol Entities; (b) carry back any loss or other Tax attribute of the Clairol Entities; or (c) take or advocate any position with respect to Taxes of the Clairol Entities that reasonably could be expected to adversely affect Seller or that would have the effect of shifting income to a Pre-Closing Tax Period unless, in each case, Seller shall have consented in writing to such action by the Buyer.

                                  ARTICLE XIII

                                   TERMINATION

           SECTION 13.01. TERMINATION. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

           (a) by mutual written consent of Seller and Buyer;

           (b) by Seller if any of the conditions set forth in Section 3.02 shall have become incapable of fulfillment, and shall not have been waived by Seller;

           (c) by Buyer if any of the conditions set forth in Section 3.01 (other than the conditions set forth in Sections 3.01(b) or 3.01(c)) shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

           (d) by Seller, if the Closing does not occur on or prior to the Twelve Month Anniversary of the date of this Agreement;

PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (b),
(c) or (d) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement.

           SECTION 13.02. RETURN OF CONFIDENTIAL INFORMATION. If the transactions contemplated by this Agreement are terminated as provided herein:

           (a) Buyer shall return all documents and other material received from Seller, any Seller Entity, any Clairol Entity or any other Affiliate of Seller relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to Seller; and

           (b) all confidential information received by Buyer with respect to the businesses of Seller and its Affiliates (including the Clairol Entities, the Acquired Assets and the Assumed Liabilities) shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

           SECTION 13.03. CONSEQUENCES OF TERMINATION. In the event of termination by Seller or Buyer pursuant to Article XIII, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated, without further action by either party. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article XIII, this Agreement shall become void and of no further force or effect, except for the provisions of (a) Section 7.01 relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (b) Section 15.03 relating to certain expenses, (c) Section
15.04 relating to attorney fees and expenses, (d) Section 8.03 relating to publicity, (e) Section 15.10 relating to finder's fees and broker's fees and (f) this Article XIII. Nothing in this Article XIII or elsewhere in this Agreement shall be deemed to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement. Subject to Section 13.04, nothing in this Article XIII shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement.

           SECTION 13.04. PAYMENT. Buyer shall pay to Seller $500 million if this Agreement is terminated by Seller pursuant to Section 13.01(d) at any time on or after the Twelve Month Anniversary, which payment shall be Seller's sole and exclusive remedy against and recovery from Buyer in the event of such a termination. Any payment due under this Section shall be paid by wire transfer of same-day funds on the date of termination of this Agreement.

                                   ARTICLE XIV

                           SURVIVAL OF REPRESENTATIONS

           SECTION 14.01. SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement and in any certificate delivered pursuant hereto (in each case other than the representations and warranties relating to Taxes) shall survive the Closing solely for purposes of Sections 11.02 and 11.03 and shall terminate at the close of business on the eighteen month anniversary of the Closing Date, except that (a) representations and warranties relating to Tax matters (including the representations and warranties set forth in Section 4.08) shall not survive the Closing and (b) the representations and warranties set forth in Section 4.03 (a) and, with respect to Bristol-Myers Company Limited and Bristol-Myers de Mexico S. de R.L. de C.V., 4.03(b) shall terminate on the fifth anniversary of the Closing Date.

                                   ARTICLE XV

                                  MISCELLANEOUS

          SECTION 15.01. ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by Buyer or Seller without the prior written consent of the other party hereto; PROVIDED, HOWEVER, that Buyer may assign its right to purchase the Clairol Shares, the International Shares or the Acquired Assets hereunder to a majority-owned, controlled subsidiary of Buyer (each, a "BUYER SUBSIDIARY") without the prior written consent of Seller; PROVIDED FURTHER, HOWEVER, that no assignment shall limit or affect Buyer's obligations hereunder. Any attempted assignment in violation of this Section 15.01 shall be void.

           SECTION 15.02. NO THIRD-PARTY BENEFICIARIES. Except as provided in
Article XI, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

           SECTION 15.03. EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise specifically provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

           SECTION 15.04. ATTORNEY FEES. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other party for and against all reasonable out- of-pocket expenses, including legal fees, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other party may be entitled.

           SECTION 15.05. AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing Buyer, on the one hand, or Seller, on the other hand, may waive compliance by the other with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

           SECTION 15.06. NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (a) if to Buyer,

              The Procter & Gamble Company
              1 Procter & Gamble Plaza
              Cincinnati, OH 45202

              Attention:  Chief Financial Officer

     with a copy to:

              The Procter & Gamble Company
              1 Procter & Gamble Plaza
              Cincinnati, OH 45202

              Attention:  Secretary

          (b)  if to Seller,

              Bristol-Myers Squibb Company
              345 Park Avenue
              New York, NY 10154

              Attention:  General Counsel

     with a copy to:

              Cravath, Swaine & Moore
              Worldwide Plaza
              825 Eighth Avenue
              New York, NY 10019

              Attention:  Susan Webster, Esq.

          SECTION 15.07. INTERPRETATION; EXHIBITS AND THE SELLER DISCLOSURE SCHEDULE; DEFINITIONS. (a) The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include the Person's successors and assigns, (iii) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections, Appendices, Exhibits or Schedules shall be construed to refer to Articles, Sections, Appendices, Exhibits and Schedules of this Agreement and (v) the headings contained in this Agreement, the Seller Disclosure Schedule, other Schedules or any Appendix or Exhibit and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any matter set forth in any provision, subprovision, section or subsection of the Seller Disclosure Schedule shall be deemed set forth for all purposes of the

Seller Disclosure Schedule to the extent relevant and reasonably apparent. The Seller Disclosure Schedule, all other Schedules and all Appendices and Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in the Seller Disclosure Schedule, any other Schedule or any Appendix or Exhibit annexed hereto but not otherwise defined therein, shall have the meaning as defined in this Agreement. In the event of an ambiguity or a question of intent or interpretation, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

           (b)  For all purposes hereof:

          "ACQUIRED BUSINESS" means the businesses and operations conducted by the Seller, Seller Entities, the Company, the Clairol Subsidiaries, the CMO and the International Business Units, relating to the research and development, manufacturing, marketing, distribution or sales of the hair care, hair color, antiperspirant/deodorant and all other products of the Company worldwide, as currently conducted, including the Clairol Entities, the Acquired Assets and the Assumed Liabilities.

          "AFFILIATE" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person; and for the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "ANTITRUST PROCEEDING" means any proceeding seeking a preliminary injunction or other comparable legal impediment to the acquisition by Buyer of the Acquired Business or to Buyer's freedom to operate the Acquired Business after Closing under any U.S. Antitrust Laws.

          "ASSET SELLING ENTITIES" means the U.S. Asset Selling Entities and the International Asset Selling Entities.

          "CLAIROL" means the Clairol Entities, the CMO Acquired Assets, the Other U.S. Acquired Assets, the International Acquired Assets, the Other U.S. Assumed Liabilities (other than any such Other U.S. Assumed Liabilities related to Boclaro, Inc.) and the International Assumed Liabilities, taken as a whole.

          "CLAIROL ENTITIES" means the Company and the Clairol Subsidiaries.

          "CLAIROL SUBSIDIARIES" means the U.S. Clairol Subsidiaries and the International Clairol Subsidiaries.

          "CMO ACQUIRED ASSETS" means certain assets attributable to the CMO, as set forth in Exhibit F-1.

          "CMO ASSUMED LIABILITIES" means certain liabilities attributable to the CMO, as set forth in Exhibit G-1.

          "CMO EXCLUDED ASSETS" means certain assets attributable to the CMO, as set forth in Exhibit F-2.

          "CMO EXCLUDED LIABILITIES" means certain liabilities attributable to the CMO, as set forth in Exhibit G-2.

          "CMO TRANSITIONAL SERVICES AGREEMENT" means the agreement dated as of the date hereof between Buyer and Seller regarding the provision of certain services by the Buyer to the Seller in connection with the business of the CMO.

          "EXCLUDED ASSETS" means the U.S. Excluded Assets and the International Excluded Assets.

          "EXCLUDED LIABILITIES" means the U.S. Excluded Liabilities and the International Excluded Liabilities.

          "GAAP" means United States generally accepted accounting principles.

          "GBS TRANSITIONAL SERVICES AGREEMENT" means the agreement dated as of the Closing Date between Buyer and Seller regarding the provision of certain services by Seller's Global Business Services to Buyer and Buyer Subsidiaries.

          "IM TRANSITIONAL SERVICE AGREEMENT" means the agreement dated as of the date hereof between Buyer and Seller regarding the provision of information management services by Seller to Buyer and Buyer Subsidiaries.

          "INTERNATIONAL ACQUIRED ASSETS" means certain assets of Seller and its Affiliates related to the Acquired Business, as set forth in Exhibit H-1.

          "INTERNATIONAL ASSUMED LIABILITIES" means certain liabilities of Seller and its Affiliates related to the Acquired Business, as set forth in
     Exhibit I-1.

          "INTERNATIONAL BUSINESS UNIT" means the Acquired Business conducted in any country outside the U.S. by the Asset Selling Entity or Asset Selling Entities in each such country, together with the assets and liabilities related thereto.

          "INTERNATIONAL EXCLUDED ASSETS" means certain assets of Seller and its Affiliates related to the Acquired Business, as set forth in Exhibit H-2.

          "INTERNATIONAL EXCLUDED LIABILITIES" means certain liabilities of Seller and its Affiliates related to the Acquired Business, as set forth in
     Exhibit I-2.

          "INTERNATIONAL SALES AND DISTRIBUTION TRANSITIONAL SERVICES AGREEMENT" means the agreement dated as of the Closing Date between Buyer and Seller regarding the provision of certain sales and distribution services by Seller to Buyer and Buyer Subsidiaries.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on the business, financial condition or results of operations of the Acquired Business.

          "OTHER U.S. ACQUIRED ASSETS" means certain assets of the Seller and its Affiliates related to the Acquired Business, as set forth in Exhibit J-1.

          "OTHER U.S. ASSUMED LIABILITIES" means certain liabilities of the Seller and its Affiliates related to the Acquired Business, as set forth in Exhibit K-1.

          "OTHER U.S. EXCLUDED ASSETS" means certain assets of the Seller and its Affiliates related to the Acquired Business, as set forth in Exhibit J-2.

          "OTHER U.S. EXCLUDED LIABILITIES" means certain liabilities of the Seller and its Affiliates related to the Acquired Business, as set forth in Exhibit K-2.

          "PERMITTED LIENS" means (a) Liens set forth in Section 4.09 of the Seller Disclosure Schedule; (b) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business and liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty; (c) mortgages and Liens which secure debt that is reflected as a liability on the Clairol Balance Sheet and the existence of which is indicated in the notes thereto; and (d) other imperfections of title or encumbrances, if any, which do not, individually or in the aggregate, materially impair the continued use and operation of the assets to which they relate in the Acquired Business.

          "PERSON" means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.

          "PRIME RATE" means the rate of interest from time to time publicly announced by Citibank, N.A., in its New York office as its prime or base rate, calculated on the basis of the actual number of days elapsed over 365.

          "SELLER ENTITIES" means the International Stock Selling Entities and the Asset Selling Entities.

          "SIX MONTH ANNIVERSARY" means the six month anniversary of the date of this Agreement.

          "TRANSITIONAL SERVICES AGREEMENTS" means the CMO Transitional Services Agreement, the GBS Transitional Services Agreement, the International Sales and Distribution Transitional Services Agreement and the IM Transitional Services Agreement set forth in Exhibits L- 1, L-2, L-3 and L-4, respectively.

          "TWELVE MONTH ANNIVERSARY" means the twelve month anniversary of the date of this Agreement.

          "U.S." means the 50 states of the United States of America and the District of Columbia, and does not include the Commonwealth of Puerto Rico or any other territory or possession of the United States of America.

          "U.S. ACQUIRED ASSETS" means the CMO Acquired Assets and the Other U.S. Acquired Assets.

          "U.S. ACQUIRED LIABILITIES" means the CMO Acquired Liabilities and the Other U.S. Acquired Liabilities.

          "U.S. ANTITRUST LAWS" means the HSR Act and any other Applicable Laws in the U.S. that pertain to antitrust or competition matters.

           "U.S. EXCLUDED ASSETS" means the CMO Excluded Assets and the Other U.S. Excluded Assets.

           "U.S. EXCLUDED LIABILITIES" means the CMO Excluded
     Liabilities and the Other U.S. Excluded Liabilities.

          (c) The following terms have the meanings given such terms in the Sections set forth below:

                                                                              90
               Term                          Section
               ----                          -------

     Accounting Firm                         2.02(a)
     Acquired Assets                         2.01(e)
     Acquired Rights Directive               9.03(b)
     Adjusted Closing Date Amount            2.02(b)
     Applicable Laws                         4.16(a)
     Assumed Liabilities                     1.02
     Benefit Plans                           4.14(a)
     BMS Names                               7.03
     Boclaro Working Capital Statement       4.07(b)
     Buyer Subsidiary                        15.01
     Buyer Tax Act                           11.01(a)
     Buyer's 401(k) Plan                     9.05(a)
     Buyer's Pension Plan                    9.04
     Buyer Reimbursement Plan                9.07(d)
     Buyer Severance Policies                9.08
     Buyer Welfare Benefit Plans             9.07(a)
     Covered Products                        7.07
     Clairol Balance Sheet                   4.07
     Clairol Intellectual Property           4.11(b)
     Clairol Names                           5.04
     Clairol Shares                          Preamble
     Clairol Subsidiaries                    4.06(a)
     Closing                                 2.01(a)
     Closing Date                            2.01(a)
     Closing Date Amount                     2.01(b)
     Closing Working Capital                 2.02(a)
     CMO Working Capital Statement           4.07(b)
     Code                                    4.08(a)
     Collective Bargaining Agreements        9.02
     Clairol Balance Sheet                   4.07
     Clairol Working Capital                 2.02(b)
     Company                                 Preamble
     Company Property                        4.10(a)
     Confidentiality Agreement               7.01
     Continuation Period                     9.03(c)
     Contracts                               4.12(a)
     Current Liabilities                     2.02(b)
     Current Assets                          2.02(b)
     DOJ                                     8.05(a)
     EC Merger Regulation                    3.01(c)
     Elections                               12.04
     Employees                               9.01(a)
     Environmental Permits                   4.16(b)
     Environmental Reports                   4.16(b)
     Environmental Laws                      4.16(b)

     Excluded Inventories               Exhibit H-2
     Excluded Receivables               Exhibit H-2
     Expatriates                        9.11
     ERISA                              4.14(a)
     Financial Statements               4.07
     Financing                          6.05
     Form 8023                          12.05(a)
     FTC                                8.05(a)
     Governmental Entity                3.01(b)
     Hazardous Substances               4.16(b)
     HSR Act                            3.01(c)
     indemnified party                  11.07
     Intellectual Property              4.11(a)
     International Asset Purchase
     Agreements                         1.01(c)
     International Asset Selling
     Entity                             Preamble
     International Shares               Preamble
     International Stock Purchase
     Agreement                          1.01(b)
     International Clairol
     Subsidiary                         Preamble
     International Stock Selling
     Entity                             Preamble
     Inventories                        Exhibit H-1
     Leased Property                    4.10(a)
     Liens                              4.02(a)
     Lion                               7.07
     Lion Agreement                     7.07
     Loss                               11.05
     Mexican Merger Regulation          3.01(c)
     Notice of Disagreement             2.02(a)
     Other Intellectual Property        4.11(b)
     Other Transaction Documents        3.01(d)
     Owned Property                     4.10
     Pension Plans                      4.14(a)
     Plans                              11.03
     Pre-Closing Tax Period             4.08(a)
     Property Taxes                     11.01(c)
     Purchase Price                     1.01(a)
     Receivables                        Exhibit H-1
     Records                            Exhibit H-1
     Seller Disclosure Schedule         Article IV
     Seller Guarantee                   11.03
     Seller's 401(k) Plan               9.05(a)
     Seller's BEP-SIP                   9.06(a)
     Seller Reimbursement Plan          9.07(d)

     Seller Severance Policies          9.08
     Seller's Stock Fund                9.05(b)
     Seller Welfare Benefit Plans       9.07(a)
     Statement                          2.02(a)
     Straddle Period                    11.01(c)
     Support Services                   8.07
     Tax                                4.08(a)
     Tax Claim                          11.09(a)
     Tax Indemnified Party              11.09(a)
     Tax Indemnifying Party             11.09(a)
     Taxes                              4.08(a)
     Third Party Claim                  11.07
     Transaction                        1.01(a)
     Transaction Documents              4.01
     Transfer Documents                 2.01(e)
     Transfer Taxes                     12.06
     Transferred Contracts              8.01
     Treasury Regulations               12.04
     U.S. Asset Selling Entity          Preamble
     U.S. Clairol Subsidiaries          4.06(a)
     W.C. Amount                        2.02(b)
     Working Capital                    2.02(c)
     Working Capital Statement          2.02(a)

          SECTION 15.08. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

           SECTION 15.09. ENTIRE AGREEMENT. This Agreement, the Other Transaction Documents and the Confidentiality Agreement, in each case along with the Appendices, Exhibits and Schedules hereto and thereto, contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. Neither party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein, in the Other Transaction Documents or in the Confidentiality Agreement.

           SECTION 15.10. BROKER AND FINDER FEES. Each party hereto hereby represents and warrants that (a) the only brokers or finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Goldman, Sachs & Co. with respect to Seller and J.P. Morgan with respect to Buyer and (b) each party shall pay all fees or commissions which may be payable to the firm so named with respect to such party.

           SECTION 15.11. SEVERABILITY. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

           SECTION 15.12. BULK TRANSFER LAWS. Buyer hereby waives compliance by Seller and its Affiliates with the provisions of any so-called "bulk transfer law" of any jurisdiction in connection with the sale of the Acquired Business.

           SECTION 15.13. CONSENT TO JURISDICTION. Each of Buyer and Seller irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Each of Buyer and Seller agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of Buyer and Seller further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 15.13. Each of Buyer and Seller irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

           SECTION 15.14. WAIVER OF JURY TRIAL. Each party hereto hereby waives to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement or any of the Other Transaction Documents or any transaction contemplated hereby or thereby. Each party hereto
(a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Other Transaction Documents, as applicable, by, among other things, the mutual waivers and certifications in Section 15.13 and in this
Section 15.14.

           SECTION 15.15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

          IN WITNESS WHEREOF, the parties have caused this Stock and Asset Purchase Agreement to be duly executed as of the date first written above.

                        BRISTOL-MYERS SQUIBB COMPANY,

                          by  /s/ Robert E. Ewers, Jr.
                              ------------------------------------
                               Name:  Robert E. Ewers, Jr.
                               Title: Vice President

                        THE PROCTER & GAMBLE COMPANY,

                          by  /s/ Clayton C. Daley, Jr.
                              ------------------------------------
                               Name:  Clayton C. Daley, Jr.
                               Title: Senior Vice President
                                      and Chief Financial
                                      Officer